EXHIBIT 4.9

SUPPLEMENTAL FACILITY AGREEMENT

Dated 24th September 2002

between

SPORTECH PLC
as Borrower

and

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

as Agent and Arranger

and

THE BANKS LISTED HEREIN

[LOGO]

Dickson Minto W.S.
Edinburgh

THIS SUPPLEMENTAL FACILITY AGREEMENT is made the 24th day of September 2002 between:

(1)

SPORTECH PLC (formerly known as Rodime plc) (Registered Number 69140), a company incorporated in Scotland with limited liability with its registered office situated at 249 West George Street, Glasgow G2 4RB (the “Borrower”);

(2)

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND of The Mound, Edinburgh EH1 lYZ as agent (the “Agent”) for and on behalf of the Banks;

(3)

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND of the address aforesaid as arranger (“the Arranger”); and

(4)

THE BANKS named in Schedule 1 (as hereinafter defined).

WHEREAS:

(A)

The Borrower, the Agent, the Arranger and the Banks entered into a facility agreement dated 10th August 2000 (as supplemented by a supplemental facility agreement dated 15th October 2001 between the parties hereto and as supplemented, varied, novated, restated or amended from time to time the “Facility Agreement”) in terms of which a term loan facility was made available to the Borrower;

(B)

the parties wish to make certain amendments to the Facility Agreement.

NOW IT IS AGREED AND DECLARED as follows:

1.

DEFINITIONS AND INTERPRETATION

1.1

In this Supplemental Facility Agreement a term defined in the Facility Agreement has the same meaning when used in this Supplemental Facility Agreement unless otherwise defined herein and Schedule 11 of the Facility Agreement shall apply hereto.

1.2

This Supplemental Facility Agreement is a Financing Document in terms of the Facility Agreement.

2.

CONDITIONS PRECEDENT

2.1

This Supplemental Facility Agreement and the amendments to the Facility Agreement referred to herein shall only come into effect if:

(i)

the Agent has received all of the documents listed in Schedule 2 of this Supplemental Facility Agreement and each is, in form and substance, satisfactory to it;

(ii)

the Agent has determined to its reasonable satisfaction that no Event of Default or Potential Event of Default has occurred and is continuing;

(iii)

the Agent is satisfied that the representations and warranties given by the Borrower in terms of Clause 17.01 of the Facility Agreement which are repeated in accordance with the provisions of Clause 17.02 of the Facility Agreement are true and correct in all material respects on the date hereof; and

(iv)

the supplemental facility agreement entered into of even date herewith between the Borrower and certain of the parties hereto in relation to various mezzanine facilities has become unconditional.

2.2

If the Agent confirms that conditions referred to in Clause 2.1 have not been satisfied on or prior to the date falling one month after the date of this Supplemental Facility Agreement then this Supplemental Facility Agreement will lapse and the amendments to be made in terms hereof will be of no effect.

3.

EXISTING ADVANCES

3.1

On the date of execution of this Supplemental Facility Agreement by the Arranger, the parties acknowledge and confirm that the amount outstanding under the Facility is £104,000,000.

4.

AMENDMENTS TO THE FACILITY AGREEMENT

4.1

Subject to the terms of this Supplemental Facility Agreement, the Facility Agreement shall be amended and restated in the form set out as Schedule 3 to this Supplemental Facility Agreement.

4.2

Subject to the terms of this Supplemental Facility Agreement, the Facility Agreement shall remain in full force and effect. This Supplemental Facility Agreement and the Facility Agreement shall be treated as one document so that, upon the Facility Agreement being amended and restated as mentioned above, all references to the Facility Agreement shall be treated as references to the Facility Agreement set out as Schedule 3 to this Supplemental Facility Agreement.

5.

CONSENT

The parties hereto hereby consent for the purposes of the Facility Agreement and the Intercreditor Agreement to and waive any Event of Default arising as a result of the provision of additional facilities of up to £11,000,000 by the Lenders (as defined in the Mezzanine Facility Agreement) in accordance with the terms of the Mezzanine Facility Agreement (as amended, varied, supplemented, novated or replaced from time to time).

6.

REPRESENTATIONS AND WARRANTIES

6.1

The Borrower represents and warrants to the Agent, the Arranger and the Banks on the date hereof in terms of Clause 17.01 of the Facility Agreement in accordance with the provisions of Clause 17.02 of the Facility Agreement.

6.2

The Borrower represents and warrants to the Agent, the Arranger and the Banks on the date hereof that:

(i)

the Supplemental Facility Agreement constitutes a legal, valid and binding obligation of it and (subject to the Reservations) is enforceable in accordance with its terms;

(ii)

the execution and delivery of the Supplemental Facility Agreement and the performance by each member of the Group of its respective obligations thereunder will not contravene any existing law, statute, rule, regulation, judgement, decree or permit to which it is subject or its memorandum or articles of association or equivalent constitutional documents;

(iii)

no Event of Default has occurred and is continuing;

(iv)

the execution of the Supplemental Facility Agreement and the exercise by it and each of its subsidiaries of their respective rights and performance of their respective obligations thereunder will not result in the existence of or have the immediate effect as at the date hereof of obliging any member of the Group to create any encumbrance over all or any of its subsidiaries' present or future revenues or assets other than as permitted by the Financing Documents;

(v)

the execution of the Supplemental Facility Agreement and the exercise by it and each of its subsidiaries of their respective rights and performance of their respective obligations thereunder do not constitute and will not result in any material breach in respect of any member of the Group of any agreement to which any of them is a party, the breach of which will cause a Material Adverse Effect;

(vi)

the structure and ownership of the Group is as set out in Schedule 6 of the Facility Agreement;

(vii)

all written information provided by the Borrower and its agents and advisers to the Agent or the Banks in connection with the ITV Heads of Terms was true in all material respects as at the date it was provided and all projections and statements of belief made by or on behalf of the Borrower were based on reasonable assumptions and were made in good faith;

(viii)

no encumbrance exists over all or any of the present or future revenues, assets or share capital of any member of the Group other than Permitted Encumbrances;

(ix)

no member of the Group has any indebtedness other than Permitted Indebtedness;

(x)

the execution of the ITV Heads of Terms and the exercise by it and each of its Subsidiaries of their respective rights and performance of their respective obligations thereunder do not constitute and will not result in any material breach in respect of any member of the Group of any agreement to which any of them is a party which breach would have a material adverse effect.

7.

GENERAL

Clauses 35, 36, 37, 38, 40 and 41 of the Facility Agreement shall be deemed to be incorporated in this Supplemental Facility Agreement as if set out herein.

8.

EXPENSES

The Borrower will make payment to the Agent of all costs and expenses (including VAT, legal fees and reasonable out of pocket expenses) incurred by it in connection with the negotiation, preparation and execution of this Supplemental Facility Agreement.

9.

COUNTERPARTS

This Supplemental Facility Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement.

10.

GOVERNING LAW AND JURISDICTION

This Supplemental Facility Agreement is governed by the laws of England and Wales and the parties hereto hereby submit to the non-exclusive jurisdiction of the Courts of England.

IN WITNESS WHEREOF this Agreement has been signed by a duly authorised representative of each of the parties hereto on the date first above written.

SCHEDULE 1

The Banks

The Governor and Company of the Bank of Scotland.

SCHEDULE 2

Conditions Precedent Documents

1.

Constitutional Documents

(i)

confirmation from the Borrower that the constitutional documents for each member of the Group have not been amended since 15 October 2001;

(ii)

a copy, certified a true copy by a duly authorised officer of the Borrower, of a board resolution of the Borrower and each other relevant member of the Group, approving execution, delivery and performance of the Financing Documents to be entered into on or around the date hereof to which it is a-party and the terms and conditions thereof and authorising a named person or persons to execute the Financing Documents to be entered into on or around the date hereof to which it is a party and any documents to be delivered by the Borrower and others pursuant hereto or thereto; and

(iii)

 a certificate of a duly authorised officer of the Borrower setting out the names and signatures of the persons authorised to execute, on behalf of each of the Borrower and each other relevant member of the Group, the Financing Documents to be entered into on or around the date hereof and any documents to be delivered by the Borrower and each other relevant member of the Group, pursuant hereto or thereto.

2.

Mezzanine Debt

A copy of the supplemental mezzanine facility agreement entered into on or around the date hereof in relation to the Mezzanine Facility Agreement.

3.

ITV Arrangements

3.1

The ITV projections dated 4th February 2002 and provided by the Borrower in relation to the proposed ITV venture in a form acceptable to the Agent.

3.2

Copies, certified as a true copy by a duly authorised officer of the Borrower of the ITV Heads of Terms together with all related appendices and documents referred to therein.

4.

Miscellaneous

4.1

A legal opinion from Simcocks in a forrn acceptable to the Agent and the Banks.

4.2

A copy of the supplemental intercreditor agreement entered into on or around the date hereof in relation to the Intercreditor Deed.

 5.

Others

A copy of the supplemental overdraft facility letter entered into on or around the date hereof in relation to the Overdraft Facility Letter.

SCHEDULE 3

Form of Facility Agreement

FACILITY AGREEMENT

Dated 10th August 2000

(as amended on 15th October 2001 and 24th September 2002)

between

SPORTECH PLC
as Borrower

and

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

as Agent and Arranger

and

THE LENDERS LISTED HEREIN

[LOGO]

Dickson Minto W.S.
Edinburgh

CONTENTS

Clause	Page No.

Part 1
THE FACILITY

1.

The Facility

14

2.

Purpose and Application of Advances

14

3.

Conditions Precedent

14

4.

Nature of Banks' Obligations

14

5.

Rights of Borrower

14

Part 2
AVAILABILITY OF THE FACILITY

6.

Availability of the Facility

15

Part 3
INTEREST

7.

Interest Periods

16

8.

Interest

16

9.

Alternative Interest Rates

16

Part 4
REPAYMENT AND PREPAYMENT

10.

Repayment

19

11.

Prepayment

19

Part 5
CHANGES IN CIRCUMSTANCES

12.

Taxes

21

13.

Tax Receipts

22

14.

Increased Costs

23

15.

Illegality

24

16.

Mitigation

25

Part 6
REPRESENTATIONS AND WARRANTIES, COVENANTS AND
EVENTS OF DEFAULT

17.

Representations and Warranties

26

18.

Financial Information

29

19.

Covenants

31

20.

Financial Covenants

36

21.

Events of Default

37

Part 7
DEFAULT INTEREST AND INDEMNITY

22.

Default Interest and Indemnity

41

Part 8
PAYMENTS

23.

Currency of Account and Payment

43

24.

Payments

43

25.

Set-off

45

26.

Re-distribution of Payments

45

Part 9
FEES, COSTS AND EXPENSES

27.

Fees

46

28.

Costs and Expenses

46

Part 10
AGENCY PROVISIONS

29.

The Agent, the Arranger and the Banks

48

Part 11
ASSIGNMENTS AND TRANSFERS

30.

Benefit of Agreement

53

31.

Assignments and Transfers by the Borrower

53

32.

Assignments and Transfers by Banks

53

33.

Disclosure of Information

54

34.

Syndication

54

Part 12
MISCELLANEOUS

35.

Calculation and Evidence of Debt

56

36.

Remedies and Waivers

56

37.

Partial Invalidity

57

38.

Amendments

57

39.

Further Assurance

57

40.

Notices

57

41.

Interpretation

58

42.

Counterparts

58

43.

Announcements

58

Part 13
LAW AND JURISDICTION

44.

Law and Jurisdiction

59

THE SCHEDULES

Page No.

Schedule 1

:

The Banks

61

Schedule 2

:

Condition Precedent Documents

62

Schedule 3

:

Form of Drawdown Notice

63

Schedule 4

:

Repayments

64

Schedule 5

:

Mandatory Costs Formula

65

Schedule 6

:

Permitted Encumbrances

68

Schedule 7

:

Group Organisation Chart

69

Schedule 8

:

Initial Securities

70

Schedule 9

:

Permitted Indebtedness

71

Schedule 10

:

Transfer Certificate

72

Schedule 11

:

Interpretation

76

THIS FACILITY AGREEMENT is the amended and restated form of a facility agreement originally made the 10th day of August 2000 and in its amended and restated form is made

BETWEEN

(1)

SPORTECH PLC (formerly known as Rodime plc) a company incorporated in Scotland with limited liability (registered number 69140) with its registered office situated at 249 West George Street, Glasgow G2 4RB (the “Borrower”);

(2)

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND of The Mound, Edinburgh EH1 1YZ as agent (the “Agent”) for and on behalf of the Banks (as hereinafter defined);

(3)

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND as arranger of the address aforesaid (in this capacity the “Arranger”);

(4)

THE BANKS named in Schedule 2.

WHEREAS the Borrower has requested the Banks to afford the Facility upon the terms and conditions of this Agreement and the Banks have agreed to do so.

NOW 1T IS HEREBY AGREED as follows:

PART 1
THE FACILITY

1.

The Facility

The Banks grant to the Borrower upon the terms and subject to the conditions hereof a term loan facility of up to a maximum principal amount of One Hundred and Four Million Pounds (£104,000,000).

2.

Purpose and Application of Advances

2.01

The purpose of the Facility is to enable the Borrower to discharge its obligations to the Vendor under Clause 4 of the Share Purchase Agreement and accordingly the Borrower shall apply all amounts borrowed by it hereunder in or towards satisfaction of such purposes.

2.02

Subject to the terms of this Agreement and in particular to Clause 2.01, Advances may be made to the Borrower on the Completion Date. Advances under the Facility once repaid may not be redrawn.

2.03

Without prejudice to the obligations of the Borrower under Clause 2.01, neither the Agent, the Banks nor any of them shall be obliged to concern themselves with the application of Advances.

3.

Conditions Precedent

3.01

Deleted.

3.02

Deleted.

3.03

Deleted.

4.

Nature of Banks' Obligations

4.01

The obligations of each Bank under the Financing Documents are separate and not joint and several and the total amounts outstanding at any time under the Financing Documents and due to each Bank constitute separate and independent debts.

4.02

The failure by a Bank to perform its obligations hereunder shall not affect the obligations of the Borrower towards any other party hereto nor shall any such other party be liable for the failure by a Bank to perform its obligations hereunder.

5.

Rights of Borrower

Only the Borrower may draw down Advances under the Facility.

PART 2
AVAILABILITY OF THE FACILITY

6.

Availability of the Facility

6.01

Deleted.

6.02

Deleted.

6.03

Deleted.

PART 3
INTEREST

7.

Interest Periods

7.01

The period for which an Advance is outstanding shall be divided into successive periods each of which (other than the first which shall start on the date of drawdown of the Advance) shall start on the expiry of the preceding period.

7.02

Save as otherwise agreed between the Borrower and the Banks, the duration of each Interest Period shall be for one, two, three, or six months, in each case as the Borrower may (save in the case of the first Interest Period in relation to an Advance when the selection shall be made in the Drawdown Notice) select by not less than three business days' prior notice to the Agent. If the Borrower fails to give such notice the duration of that Interest Period shall be three months.

7.03

Any Interest Period which would otherwise end during the month preceding or extend beyond the Final Repayment Date shall be of such duration that it shall end on the Final Repayment Date.

7.04

The Agent and the Borrower may agree to adjust the length of any Interest Period as they may consider appropriate in order that such Interest Period ends on the day on which any payments are to be made in relation to any Permitted Hedging Transaction.

8.

Interest

8.01

On the last day of each Interest Period (or in the case of an Interest Period of more than three months duration on the last day of the first three months from the start of the relevant Interest Period and thereafter on the last day of each period of three months falling thereafter or, if earlier, the last day of the relevant Interest Period) the Borrower shall pay accrued interest on the Advance to which such Interest Period relates.

8.02

The rate of interest applicable to an Advance shall be the rate per annum which is the sum of the Applicable Margin for the relevant Interest Period, LIBOR for the relevant Interest Period and Mandatory Costs as determined by the Agent.

8.03

Interest and fees shall accrue from day to day and shall be calculated on the basis of a year of 365 days and the actual number of days elapsed.

9.

Alternative Interest Rates

9.01

If the Agent acting reasonably determines that as a result of circumstances applying in the London Interbank Market generally at 11.00 a.m. on the Quotation Date for an Interest Period the Screen Rate is not available and only one or none of the Reference Banks was offering deposits in Sterling to prime banks in the London Interbank Market for the proposed duration of such Interest Period or that otherwise LIBOR cannot be determined or if the Agent shall have received notice from a Bank or Banks whose participations in an Advance constitute at least one-third in aggregate of that Advance that LIBOR does not fully reflect their cost of funding their respective participations in the relevant Advance, then, notwithstanding the provisions of Clauses 7 and 8:

(i)

the Agent shall notify the Borrower and the Banks of such event;

(ii)

the duration of that Interest Period shall be one month;

(iii)

if the Agent or the Borrower so requires within five business days of such notification, for the immediately following period of thirty business days the Agent, the Banks and the Borrower shall enter into negotiation in good faith with a view to agreeing a substitute basis (a) for determining the rates of interest from time to time applicable to Advances and/or (b) upon which such Advances may be made and maintained thereafter, in both cases on the basis that the net return to the Banks shall be the same as it would have been had such event not occurred. If a substitute basis is agreed it shall apply in accordance with the terms agreed retrospectively as appropriate to all Advances made or renewed since the Agent's notification referred to in Clause 9.01(i) and Advances may thereupon again be made on the substitute basis for so long as such circumstances shall prevail;

(iv)

for so long as such circumstances prevail and provided that a substitute basis as specified in sub-Clause (iii) above has not been agreed the rate of interest applicable to Advances shall be the rate per annum which is the sum of the Applicable Margin, Mandatory Costs as determined by the Agent and in relation to each Bank's participation in Advances the rate rounded upwards (if necessary) to four decimal places notified by such Bank to the Agent as that which expresses as a percentage rate per annum the cost to such Bank of funding from whatever reasonable sources it may select an amount equal to its participation in such Advance for delivery on the first day of such Interest Period and for repayment at the end of such Interest

Period; and

(v)

for so long as such circumstances prevail the Agent and the Borrower shall from time to time, but at least monthly, review whether such circumstances still prevail, with a view to returning to the normal provisions of this Agreement.

9.02

If the alternative interest rate charged by any Bank pursuant to Clause 9.01(iv) is unacceptable to the Borrower, the Borrower may (within 30 days of the setting of the rate referred to in Clause 9.01(iv) above) on not less than five business days' written notice by the Borrower to the Agent prepay such Bank's share of all (but not some only) Advances and on the giving of such notice:

(i)

such Bank shall not thereafter be obliged to make Advances hereunder and the amount of its Commitment shall be immediately reduced to zero; and

(ii)

if the Agent on behalf of such Bank so requires, the Borrower shall on the expiry of such notice prepay such Bank's share of any outstanding Advances together with accrued interest thereon and shall pay all other amounts owing to such Bank hereunder.

PART 4
REPAYMENT AND PREPAYMENT

10.

Repayment

Unless earlier repayment is required under the terms of this Agreement, on each date set out in Column (1) in Schedule 4 the Borrower will repay the principal amount advanced under the Facility by an instalment equal to the principal amount set out in Column (2) opposite that date.

11.

Prepayment

11.01

The Borrower may, if has given to the Agent not less than thirty days' prior written notice to that effect, prepay the whole or any part of any Advance made to it (being an amount or integral multiple of Five Million Pounds (£5,000,000) or the balance of the amount outstanding under this Agreement).

11.02

Any notice of prepayment given by the Borrower pursuant to Clause 11.01 shall be irrevocable, shall specify the date upon which such prepayment is to be made and shall oblige the Borrower to make such prepayment on such date.

11.03

On receipt by any member of the Group of any Net Proceeds the Borrower shall procure that an amount equal to such Net Proceeds shall forthwith be applied in prepaying Advances under the Facility.

11.04

The Borrower shall not repay or prepay all or any part of any Advance except at the times and in the manner expressly provided for in this Agreement and shall not be entitled to re-borrow any amount repaid or prepaid. Any prepayments shall be made together with accrued interest thereon and all other amounts payable under this Agreement in relation to the amount prepaid calculated up to the date of prepayment.

11.05

Any sums prepaid in respect of the Facility shall be applied pro rata against the instalments set out in Schedule 4.

11.06

The Borrower shall prepay all amounts outstanding under this Agreement (and the amount of the Commitments will be reduced to nil) on the occurrence of a Change of Control.

11.07

Any prepayment or cancellation in accordance with the terms of this Clause 11 shall be without any premium or fee except for any breakage costs payable to the Banks pursuant to Clause 22.04 except that (subject to Clause 32.04) where any prepayment or cancellation is made pursuant to, in contemplation of or otherwise in connection with a refinancing of the Facility by any person other than the Banks, the Borrower shall on the date of prepayment pay the Agent for account of the Banks a prepayment fee equal to zero point five per cent. (0.5%) of the amount prepaid and/or cancelled on the business day immediately prior to such prepayment or cancellation.

11.08

Where any amount to be prepaid under Clause 11.03 is received by the Agent during an Interest Period, the Agent will (subject to the terms of Clause 11.10) retain such amount in a Security Account until the end of such Interest Period and will apply such amount against the relevant Advance on the expiry of such Interest Period.

11.09

Sums held by the Agent under Clause 11.08 will be placed in a Security Account pending application against the relevant Advance and the interest earned on such account will be applied by the Agent towards the interest due in respect of the relevant Advance at the time the amount is applied in prepayment of such Advance. The rate of interest payable on such account will be the best commercial deposit rate payable by the Agent for sums equivalent to the amount credited to the Security Account for the anticipated duration of the deposit.

11.10 The Borrower may by written notice to the Agent require that any Interest Period be broken and that the proceeds arising under Clause 11.03 be applied immediately towards prepayment of the relevant Advance subject to payment of any breakage costs thereby incurred by the Banks.

PART 5
CHANGES IN CIRCUMSTANCES

12.

Taxes

12.01

All payments to be made by or on behalf of the Borrower to any person hereunder shall be made free and clear of and without deduction for or on account of Taxation unless the Borrower is required by law to make such a payment subject to the deduction or withholding of Taxation, in which case the sum payable by the Borrower in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, such person receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

12.02

Without prejudice to the provisions of Clause 12.01, if any Bank, or the Agent on its behalf, is required to make any payment on account of Taxation or otherwise (not being Taxation imposed on its overall net income or gains) on or in relation to any sum received or receivable hereunder by such Bank or the Agent on its behalf (including, without limitation, any sum received or receivable under this Clause 12) or any liability in respect of any such payment is asserted, imposed, levied or assessed against such Bank or the Agent, the Borrower shall promptly indemnify the Agent, and such Bank against such payment or liability, together with any interest, penalties and expenses payable or incurred in connection therewith.

12.03

A Bank intending to make a claim pursuant to Clause 12.01 shall notify the Agent of the event by reason of which it is entitled to do so upon it becoming aware of the same, whereupon the Agent shall notify the Borrower thereof. The Borrower may (within 30 days of the giving of such notification to the Borrower) on not less than five business days' written notice by the Borrower to the Agent prepay such Bank's share of all (but not some only) Advances and on the giving of such notice:

(i)

such Bank shall not thereafter be obliged to make Advances hereunder and the amount of its Commitment shall be immediately reduced to zero; and

(ii)

if the Agent on behalf of such Bank so requires, and the Borrower shall on the expiry of such notice prepay such Bank's share of any outstanding Advances together with accrued interest thereon and shall pay all other amounts owing to such Bank hereunder.

12.04

No additional amount will be payable to a Bank under Clause 12.01 as a result of any deduction, withholding or payment of United Kingdom Taxation to the extent that at the time such deduction, withholding or payment requires to be made such Bank is not a Qualifying Bank and such deduction, withholding or payment would not have been required to be made if such Bank had been a Qualifying Bank unless the reason such Bank is not a Qualifying Bank is a change of any law, treaty or directive or in the application or interpretation thereof or in any practice or concession of the United Kingdom Inland Revenue, in each case after the date of this Agreement.

12.05

Each Bank hereby confirms to the Borrower and the Agent that as at the date of this Agreement (or if later the date on which such Bank becomes a party to this Agreement) it is a Qualifying Bank and that it shall forthwith notify the Borrower and the Agent if this confirmation ceases to be correct.

13.

Tax Receipts

13.01

If, at any time, the Borrower is required by law to make any deduction or withholding from any sum payable by it hereunder (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), the Borrower shall promptly notify the Agent.

13.02

If the Borrower makes any payment hereunder in respect of which it is required pursuant to applicable law to make any deduction or withholding it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Agent for each Bank, within thirty days after it has made such payment to the applicable authority, an original receipt (or a certified copy thereof) issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of that Bank's share of such payment.

13.03

If, following the imposition on the Borrower of a requirement to pay an additional amount under Clause 12.01 or Clause 13.02 (a “Tax Payment”) and the payment by the Borrower of such amount, any Bank in its sole opinion and based on its own interpretation of any relevant laws or regulations (but acting in good faith) effectively obtains a refund of tax or credit against tax (a “Tax Credit”) which in its sole opinion (acting in good faith) is identifiable as being attributable to the Tax Payment and is quantifiable by it without requiring to incur a material amount of time or cost in such identification or quantification, that Bank shall promptly reimburse to the Borrower such amount as such Bank determines in its sole opinion (acting in good faith) to be the proportion of the Tax Credit which will leave the Borrower in no better or worse position that it would have been if the Tax Payment had not been required but only to the extent it is able to do so without prejudice to the retention of the Tax Credit. Each Bank shall have sole discretion (acting reasonably) as to whether to claim any Tax Credit and, if it does claim the extent, order and manner in which it does so; no Bank shall be under an obligation to organise its affairs in a manner which enable a Tax Credit to be obtained or to claim relief from tax on its profits or to disclose details of its tax affairs or any other confidential information. If the relevant Tax Credit is subsequently disallowed or cancelled, the Borrower shall reimburse to the relevant Bank the amount paid to the Borrower pursuant to this Clause promptly on receipt of notice from such Bank of such disallowance or cancellation.

14.

Increased Costs

14.01

If by reason of (a) the introduction of or any change in law, statute, rule, treaty or regulation after the date hereof or in its interpretation or administration and/or (b) compliance with any request from or requirement of any central bank or other fiscal, monetary, regulatory (including self-regulatory) or other authority (whether or not having the force of law) (including, without limitation, a request or requirement which affects the manner in which a Bank allocates capital resources to its obligations hereunder and a request or requirement relating to capital adequacy) and/or (c) the introduction of, changeover to or operation of the euro in any member state of the European Union:

(i)

a Bank incurs a cost as a result of its having entered into and/or performing its obligations under the Financing Documents and/or assuming or maintaining a commitment under the Financing Documents and/or making one or more Advances hereunder; or

(ii)

a Bank suffers a reduction in the rate of return on its capital or any class thereof as a result of it having entered into and/or performing its obligations under the Financing Documents and/or assuming or maintaining a commitment under the Financing Documents and/or making one or more Advances hereunder; or

(iii)

there is any increase in the cost to a Bank of funding or maintaining all or any of the advances comprised in a class of advances formed by or including the Advances made or to be made by it hereunder; or

(iv)

there is a reduction in any amount payable to a Bank;

then the Borrower shall from time to time on demand of the Agent, promptly pay to the Agent for the account of that Bank amounts sufficient to compensate that Bank for, as the case may be, (a) such cost, or (b) such reduction in such rate of return (or such proportion of such reduction as is in the opinion of that Bank, attributable to its obligations hereunder) or (c) such increased cost (or such proportion of such increased cost as is, in the opinion of that Bank acting reasonably, attributable to its funding or maintaining Advances hereunder) in each case except to the extent recoverable under Mandatory Costs or (d) such reduction in amount payable (or such proportion of such reduction as is, in the opinion of that Bank, attributable to its funding or maintaining Advances hereunder).

14.02

A Bank intending to make a claim pursuant to Clause 14.01 shall notify the Agent of the event by reason of which it is entitled to do so upon its becoming aware of the same, whereupon the Agent shall notify the Borrower thereof. The Borrower may (within 30 days of any such notification by the Agent to the Borrower) on not less than five business days written notice by the Borrower to the Agent prepay such Bank's share of all (but not some only) Advances and on the giving of such notice:

(i)

such Bank shall not thereafter be obliged to make Advances hereunder and the amount of its Commitment shall be immediately reduced to zero; and

(ii)

if the Agent on behalf of such Bank so requires, the Borrower shall on the expiry of such notice prepay such Bank's share of any outstanding Advances together with accrued interest thereon and shall pay all other amounts owing to such Bank hereunder.

14.03

Notwithstanding Clause 14.01 above, the Borrower shall not be obliged to make any payment pursuant thereto to the extent that the relevant cost, increased cost, reduction or liability:

(a)

represents Taxation on, or a change in the rate of Taxation on, the overall net income or profits of the Agent or the relevant Bank;

(b)

results from the Agent or relevant Bank having exceeded some limit or failed to comply with some obligation, if on the date on which the matters referred to in Clause 14.01 took effect the Agent or relevant Bank did not (and was not committed to) exceed such limit or breach such obligation;

(c)

is incurred in consequence of the implementation of the matters set out in the report of the Basle Committee on Banking Regulations and Supervisory Practices dated July 1988 and entitled “International Convergence of Capital Measurement and Capital Standards” (including in particular but without limitation any notice or directive of the Bank of England, the Financial Services Authority or any other authority implementing the same in the United Kingdom) unless it results from any change in, or the interpretation or application of, such matters after the date of this Agreement.

15.

Illegality

15.01

If at any time hereafter it becomes unlawful for a Bank to make, fund or allow to remain outstanding all or any of the Advances made or to be made by it hereunder, then that Bank shall, promptly after becoming aware of the same, deliver to the Borrower through the Agent a certificate to that effect and:

(i)

such Bank shall not thereafter be obliged to make Advances hereunder and the amount of its Available Commitment shall be immediately reduced to zero; and

(ii)

if such Bank so notifies the Agent (which shall forthwith notify the other parties hereto), the Borrower shall on such date as the law so requires, prepay such Bank's share of any outstanding Advances together with accrued interest thereon and shall pay all other amounts owing to such Bank hereunder.

16.

Mitigation

If circumstances arise in respect of any Bank which would, or would upon the giving of notice, result in:

(i)

the Borrower being obliged to pay to such Bank additional amounts pursuant to Clause 12.01 or Clause 14.01; or

(ii)

the Borrower being obliged to repay such Bank's share in all or any Advances pursuant to Clause 15;

then, without in any way limiting, reducing or otherwise qualifying the Borrower's obligations under this Part 5, such Bank shall, take such reasonable steps as may be open to it to mitigate the effects of such circumstances including the transfer of its lending office to another jurisdiction or the assignment and transfer subject to Clause 32.01(ii) of its rights and obligations hereunder to another bank or financial institution, in each case acceptable to the Borrower and which is willing to participate in the Facility, PROVIDED ALWAYS THAT such Bank shall be under no obligation to make any such transfer or assignment and transfer, in such Bank's opinion, it would or might have an adverse effect upon its business, operations or financial condition or the management of its Taxation affairs.

PART 6
REPRESENTATIONS AND WARRANTIES, COVENANTS AND EVENTS OF DEFAULT

17.

Representations and Warranties

17.01

The Borrower represents and warrants to the Agent and the Banks that:

(i)

each member of the Group is a corporation duly organised and validly existing under the laws of Scotland (in the case of the Borrower) and under the laws of its jurisdiction of incorporation in the case of each of the Borrower's subsidiaries, with power to enter into the Transaction Documents to which it is a party and to exercise its rights and perform its obligations thereunder and all corporate and other action required to authorise the execution by it and each of its subsidiaries of the Transaction Documents to which it or any of them is a party and any other document or instrument executed or delivered or to be executed or delivered by it or any of its subsidiaries thereunder and performance by it and each of its subsidiaries of their respective obligations thereunder has been duly taken;

(ii)

the Transaction Documents constitute legal, valid and binding obligations of each member of the Group which is a party thereto and (subject to the Reservations) are enforceable in accordance with their respective terms;

(iii)

it is not required or entitled at the date of this Agreement to make any deduction, withholding or set-off from any payment it may make under any of the Financing Documents to any Qualifying Bank;

(iv)

the execution and delivery of the Transaction Documents and the performance by each member of the Group of its obligations thereunder will not contravene any existing law, statute, rule, regulation, judgement, decree or permit or its Memorandum or Articles of Association or equivalent constitutional documents and all acts, conditions and things required to be done, fulfilled and performed in order (a) to enable it lawfully to enter into, exercise its rights under and perform the obligations expressed to be assumed by it in the Transaction Documents and (b) to ensure that the obligations expressed to be assumed by it in the Transaction Documents are legal, valid and binding, have been undertaken;

(v)

no Event of Default has occurred and is continuing;

(vi)

the Accounts were prepared in accordance with UK GAAP consistently applied and give a true and fair view in all material respects of the financial condition of the Borrower and of each Target and its subsidiaries (as applicable) at the date as of which they were prepared (save to the extent that any divergence from such view would not result in or would be unlikely to have a Material Adverse Effect) and there has been no material adverse change in the financial condition or prospects of the Borrower or of any Target and its  subsidiaries since that date;

(vii)

the management accounts of the Borrower and of each Target and its subsidiaries for the period to 30 May 2000 were prepared with reasonable care and attention and accurately represent in all material respects the financial condition and performance of the Borrower and of each Target and its subsidiaries at the date as of which they were prepared (save to the extent that any inaccuracy would not result in or would be unlikely to have a Material Adverse Effect) and there has been no material adverse change in the financial condition or prospects of the Borrower or any Target and its subsidiaries since that date;

(viii)

the factual information contained in the Accountants' Report and in the Due Diligence Reports was true in all material respects as at their respective dates, all written information provided by the Borrower and its agents and advisers to the Agent and the Banks was true in all material respects as at the date it was provided and all projections and statements of belief contained in the Accountants' Report or made by or on behalf of the Borrower were based on reasonable assumptions, were made in good faith and did not fail to disclose any matter the non-disclosure of which would make such information, projections or statements of opinion incorrect or misleading in any material respect;

(ix)

it has no reason to believe that any representation or warranty (as qualified by any related disclosure letter) given by any party to the Share Purchase Agreement is untrue or inaccurate in any material respect;

(x)

no encumbrance exists over all or any of the present or future revenues, assets or share capital of any member of the Group other than Permitted Encumbrances;

(xi)

no member of the Group has any indebtedness other than Permitted Indebtedness;

(xii)

the execution of the Transaction Documents and the exercise by it and each of its subsidiaries of their respective rights and performance of their respective obligations thereunder will not result in the existence of or have the immediate effect as at the date hereof of obliging any member of the Group to create any encumbrance over all or any of its or its subsidiaries' present or future revenues or assets other than as permitted by the Financing Documents;

(xiii)

the execution of the Transaction Documents and the exercise by it and each of its subsidiaries of their respective rights and performance of their respective obligations thereunder do not constitute and will not result in any material breach in respect of any member of the Group of any agreement to which any of them is a party which breach would have a Material Adverse Effect;

(xiv)

to the best of its knowledge and belief, no litigation, arbitration or administrative proceedings are current or pending or, to its knowledge, threatened against it or any of its subsidiaries which would if adversely determined have a material and adverse effect on their respective abilities to perform their obligations under the Financing Documents;

(xv)

each member of the Group has good and marketable title to or valid leases or other appropriate licence, authorisation or consent to use of all assets necessary to carry on its business as presently conducted other than those the absence of which would have no material effect on the business of the Group;

(xvi)

each member of the Group has all licences, consents, authorisations, approvals and registrations necessary for the conduct of its business as presently conducted other than those the absence of which would have no material effect on the business of the Group and all those licences, consents, authorisations, approval and regulations are in full force and effect;

(xvii)

a member of the Group beneficially owns or licences all of the intellectual property rights necessary for and material to the business of the Group and none of such rights are, to the knowledge of any member of the Group, being infringed by any third party;

(xviii)

each member of the Group has obtained all requisite Environmental Permits and has at all times complied with the terms and conditions of all requisite Environmental Permits and with Environmental Laws;

(xix)

each member of the Group is resident in the United Kingdom for tax purposes;

(xx)

the claims of the Agent and the Banks under the Financing Documents will rank at least pan passu with all its other present and future obligations other than obligations preferred solely by any bankruptcy, insolvency or other similar laws of general application;

(xxi)

with effect from Option Completion, the group organisation chart set out in Schedule 7 contains the name of each member of the Group and accurately sets out the legal and beneficial ownership of each member of the Group specified therein.

17.02

The representations and warranties set out in Clause 17.01 shall survive the execution hereof and (other than the warranties set out in (iii), (viii), (ix), (x), (xi), (xiii), (xiv), and (xxi)) be made on the date of this Agreement and on the Completion Date and on the making of each Advance and shall be deemed to be repeated at the beginning of each Interest Period with reference to the facts and circumstances then subsisting as if made at such time and as if references in Clauses 17.01(vi) and (vii) to the Accounts and to the management accounts were references to the latest audited consolidated financial statements of the Group and to the latest Monthly Management Accounts delivered to the Agent in accordance with the terms of Clause 18 provided that the words “in all material respects” and “(save to the extent that any divergence from such view would not result in or would be unlikely to have a Material Adverse Effect)” shall be disregarded where they appear in Clause 17.01 (vi) for the purposes of such repetition in respect of any audited or unaudited accounts which relate to any period after Completion and the words “(save to the extent that any inaccuracy would not result in or would be unlikely to have a Material Adverse Effect)” shall be disregarded where they appear in Clause 17.01(vii) for the purposes of such repetition in respect of any audited or unaudited accounts which relate to any period after Completion.

18.

Financial Information

18.01

The Borrower shall:

(i)

as soon as the same become available, but in any event within 90 days after the end of each of its financial years, deliver to the Agent in sufficient copies for the Banks the audited consolidated financial statements of the Group for such financial year together with (a) a statement by the Borrower reconciling such financial statements with the relevant projections specified in Clause 18.01(iii), (b) a copy of the audited financial statements of each member of the Group for its most recently ended financial year, and (c) a compliance certificate by the finance director of the Borrower certifying whether the financial covenants in Clause 20 for that financial year have been complied with, supported by reasonably detailed calculations;

(ii)

as soon as the same become available, but in any event within 28 days after the end of each Monthly Accounting Period, deliver to the Agent in sufficient copies for the Banks the Monthly Management Accounts of the Group for such period together with (a) a statement reconciling such accounts with the relevant projections specified in Clause 18.01(iii) and reporting on the activities and performance of the Group during such period, (b) a copy of the unaudited financial statements of such members of the Group for its most recently ended Monthly Accounting Period and (c) (with effect from the date falling 90 days after the date hereof) a commentary from the chief executive or finance director of the Group;

(iii)

not later than 21 days prior to the beginning of each of its financial years, deliver to the Agent in sufficient copies for the Banks the Group's projected consolidated balance sheet, projected consolidated cash flow statement, projected consolidated profit and loss account and capital expenditure budget, in each case on a monthly and quarterly basis for the forthcoming financial year;

(iv)

not later than 28 days after the end of each Quarterly Accounting Period deliver to the Agent a certificate signed by two directors of the Borrower (a) confirming that no Event of Default has occurred or if an Event of Default has occurred the steps which are being taken to remedy it and (b) setting out in reasonable detail computations establishing compliance with Clause 20;

(v)

promptly on their dispatch to addressees, deliver to the Agent copies of all notices, reports and other documents dispatched by any member of the Group to its shareholders generally or any class thereof;

(vi)

within 14 days of any director or secretary of the Borrower becoming aware of the same, notify the Agent in writing of details of any litigation, arbitration or any other proceedings before any court, tribunal or administrative body which affects any member of the Group and which involves liability, actual or potential, in excess of £250,000 either individually or when aggregated with associated or connected cases in respect of the same subject matter or grounds of claim;

(vii)

promptly on receipt by the Borrower, deliver to the Agent a copy of any management letter provided by the auditors of the Group to the board of directors of any member of the Group in connection with the annual audit of the Group;

(viii)

within 14 days of being notified of the same (by whatever means) notify the Agent in writing of details of all transfers of any shares in any member of the Group (other than the Borrower);

(ix)

within 14 days of being notified of the same (by whatever means) notify the Agent in writing of the renewal (or lapse) of any of the licences held from time to time by any member of the Group in relation to any Gaming Legislation other than those the lapse of which would have no material effect on the business of the Group;

(x)

promptly on becoming aware of the same, notify to the Agent any circumstances which have given rise to a material and adverse change in the financial condition or prospects of the Group from time to time and which are not otherwise disclosed to the Agent in terms of this Agreement; and

(xi)

from time to time on request of the Agent, furnish the Agent with such information about the business and financial condition of the Group as the Agent may reasonably require.

18.02

The Borrower shall ensure that:

(i)

each set of its financial statements delivered pursuant to Clause 18.01(i) is prepared on the same basis as was used in the preparation of the Accounts or with such changes as the Agent may agree and in the case of those delivered pursuant to Clauses 18.01(i) and 18.01(ii) in accordance with UK GAAP consistently applied;

(ii)

each set of financial statements delivered by it pursuant to Clauses 18.01(i) and 18.01(ii) shall comprise a profit and loss account and cash flow statement for the relevant period, a balance sheet as at the end of the relevant period and shall be in a format approved by the Agent (acting reasonably);

(iii)

each set of financial statements delivered by it pursuant to Clause 18.01(i) is approved by its board of directors;

(iv)

the Monthly Management Accounts delivered by the Borrower pursuant to Clause 18.01(ii) are approved by the board of directors of the Borrower and certified by a duly authorised officer thereof as having been prepared with reasonable care;

(v)

the capital expenditure budget delivered by it pursuant to sub-Clause 18.01(iii) gives particulars of each purchase, hire or leasing arrangements or item of capital expenditure with a value of £100,000 or more and is approved by the Agent in writing prior to the commencement of the relevant financial year; and

(vi)

the financial statements delivered by it pursuant to Clause 18.01(i) have been audited by its auditors from time to time.

19.

Covenants

19.01

The Borrower shall and shall procure that each other member of the Group shall (except with the prior written consent of the Agent):

(i)

comply with all of the obligations and undertakings expressed to be assumed by it under the Transaction Documents;

(ii)

do all that is necessary to maintain in full force and effect its corporate existence and the corporate existence of each of its subsidiaries (save for any Non-Trading Subsidiary) and obtain and comply with (and procure that each other member of the Group obtains and complies with) all authorisations, approvals, licences and consents required in or by the laws and regulations of the United Kingdom and any other jurisdiction in which any member of the Group operates to enable each such member lawfully to enter into and perform its material obligations under the Transaction Documents and to ensure the legality, validity and enforceability of the Transaction Documents and their admissibility as evidence in the United Kingdom;

(iii)

do all that is necessary to maintain in full force and effect all licences, permits and authorisations which any member of the Group requires under any Gaming Legislation in order to operate its business from time to time other than those the absence of which would have no material effect on the business of the Group;

(iv)

maintain (and procure that each other member of the Group maintains) insurances on and in relation to its business and assets with reputable underwriters or insurance companies against such risks and to such extent as is reasonable and usual for companies carrying on a business such as that carried on by such member of the Group (provided that such cover is at least as comprehensive as that recommended in the Insurance Letter) and procure that on written request a note of the security interest of the Agent and the Banks is endorsed on all policies of insurance maintained by any member of the Group;

(v)

on the date hereof and from time to time hereafter enter into such arrangements as the Agent and the Borrower may agree in order to hedge against the Group's exposure to fluctuations of interest rates and foreign exchange rates in accordance with the terms of the Hedging Policy Letter;

(vi)

do (and shall procure that each other member of the Group does) all that is or may be reasonably necessary or advisable to preserve and protect (and refrain from doing, causing or permitting to be done anything which might be reasonably expected to have a material adverse effect on or terminate) their respective rights to use, or the validity or enforceability of, any patent, registered design, know-how, trade secret, copyright, domain names, trade mark or similar intellectual property right (whether registered or not) which at any time is owned or used by or is the subject of any licence or permission in favour of any member of the Group;

(vii)

on receipt of reasonable notice from the Agent permit the Agent and any person authorised by the Agent to have, at all reasonable times during normal business hours, access to its premises and accounting books and records and those of each other member of the Group to make extracts from and take copies of its accounting records;

(viii)

promptly after becoming aware of the same, inform the Agent of the occurrence of any Event of Default or Potential Event of Default and upon receipt of a written request to that effect from the Agent confirm to the Agent that, save as previously notified to the Agent or as notified in such confirmation, no such event has occurred;

(ix)

pay and discharge all Taxation which is due for payment (other than Taxation which is being contested in good faith and by appropriate means) and all other lawful claims which would, if unpaid, by law become encumbrances on its assets;

(x)

open and maintain such bank accounts as the Agent and the Borrower may agree;

(xi)

comply with all Environmental Law relating to the receiving, handling, use, storage, accumulation, transportation, generations spillage, migration, discharge, release and disposal of any Hazardous Substances;

(xii)

procure that any subsidiary which is created or acquired by any member of the Group after the date of this Agreement shall, so far as lawful and to the same extent (and in substantially the same form) as the Obligors, grant all such security to the Banks or their agent or security trustee as the Agent shall specify;

(xiii)

exercise its rights under the Call Option (as defined in the Share Purchase Agreement) on the Call Option Date (as defined therein) and otherwise in accordance with the terms of the Share Purchase Agreement; and

(xiv)

take such steps as the Agent may require (in the context of the costs and benefits to the Borrower in respect thereof) to pursue any breach of the Share Purchase Agreement by any party thereto other than the Borrower.

19.02

The Borrower shall not and shall procure that no other member of the Group shall (without the prior written consent of the Agent):

(i)

create or permit to subsist any encumbrance over all or any of its present or future revenues or assets other than Permitted Encumbrances;

(ii)

sell or otherwise dispose of any of its assets on terms whereby such assets are or may be leased to or re-acquired or acquired by any member of the Group other than in circumstances where, if such transaction gave rise to an encumbrance, such encumbrance would constitute a lien arising by operation of law in the ordinary course of business;

(iii)

incur or permit to subsist any indebtedness other than Permitted Indebtedness;

(iv)

sell, lease, transfer or otherwise dispose of, by one or more transactions or series of transactions (whether related or not), the whole or any part of its revenues or its assets or any interest therein except for Permitted Disposals.

(v)

make any loans or advance or enter into any guarantee or indemnity other than in respect of Permitted Indebtedness;

(vi)

enter into any merger or consolidation;

(vii)

acquire any business or body corporate, acquire or subscribe for shares or other securities (or any interest therein) or enter into any partnership or joint venture (or interest therein) which would result in the payment of any consideration or the assumption of any liabilities in excess of £2,500,000;

(viii)

incur Capital Expenditure on any asset which when taken together with all other capital assets purchased, hired, leased or acquired and Capital Expenditure incurred by all members of the Group in any financial year of the Borrower set out in Column (1) below has an aggregate market value in excess of the following figures (or their equivalent) set out in Column (2) opposite such year:

(1) Year	(2) £
Year ending 31 December 2001	5,000,000
Year ending 31 December 2002	5,000,000
Year ending 31 December 2003	5,000,000
Year ending 31 December 2004	and such amount as is agreed thereafter between the Parent and the Agent provided that, to the extent that in any financial year the amount of Capital Expenditure incurred on assets is less than the amount set out in Column (2) above in relation to any year such amount shall (up to a maximum amount equal to 20% of the amount set out in Column (2)) be carried forward to the following financial year and added to the amount of Capital Expenditure specified in Column (2) above for such financial year but on the basis that any such Capital Expenditure which is not incurred within that year shall cease to be available and shall not in terms of this Clause be carried forward to the following financial year;

(ix)

change its place of residence for tax purposes;

(x)

open or permit to subsist any account at any bank or financial institution except at the request of the Agent;

(xi)

change its auditors without the prior consent of the Agent (such consent not to be unreasonably withheld or delayed and to be deemed if the proposed new auditors are one of the 10 largest firms in the United Kingdom);

(xii)

change the accounting policies of the Group without the prior written consent of the Agent (acting reasonably) from those used in the Accounts unless (a) required to do so in order to ensure that the audited consolidated financial statements of the Group comply with UK GAAP from time to time or (b) such change has no effect on the calculation of, or the ability of the Group to comply with, the financial covenants set out in Clause 20;

(xiii)

make or take steps to make any substantial change in the nature of its business as conducted at the date hereof or carry on any other business which results in any material change in the lines of business carried on by it as at the date hereof;

(xiv)

amend or consent to the amendment of any provision of its memorandum or articles of association or equivalent constitutional documents of any of its subsidiaries;

(xv)

cause or permit any Non-Trading Subsidiary to commence trading or acquire any assets or rights;

(xvi)

amend or waive any provisions of the Acquisition Documents which have, or would be likely to have, an adverse effect on the interests of the Agent and the Banks under the Financing Documents;

(xvii)

cause or permit any Hazardous Substance to be brought upon, kept or used in or about any property owned or occupied by any member of the Group except for Hazardous Substances used in the ordinary course of business (which Hazardous Substances are kept, used or brought upon such property in accordance with all applicable EnvironTnenta1 Law);

(xviii)

enter into any off balance sheet financing except as is expressly permitted in accordance with the terms of this Agreement; or

(xix)

enter into any arrangements for the hedging of its exposure to floating interest rates other than in terms of the Hedging Documents.

19.03

The Borrower, when requested by the Agent at any time when a breach of Clause 20 is continuing, shall instruct its auditors:

(i)

to review the management accounts provided by the Borrower pursuant to Clause 18.01(ii) in respect of any Monthly Accounting Period;

(ii)

to review the Borrower's working papers supporting such management accounts;

(iii)

on the basis of such reviews to determine whether or not the Borrower is in compliance with Clause 20 in respect of such Monthly Accounting Period and in accordance with the accounting principles and practices employed in the preparation of the Accounts as varied or amended or substituted as agreed by the Agent under the terms of this Agreement; and

(iv)

to report the result of such reviews and computation forthwith to the Agent.

19.04

Deleted.

19.05

Deleted.

19.06

The Borrower shall report to the Agent on the progress of negotiations in relation to the execution of the ITV Contract and the preparation of the Agreed Financial Model or the Updated Projections (as applicable) from time to time and when requested to do so by the Agent and shall procure that immediately following execution of the ITV Contract or the preparation of the Agreed Financial Model or Updated Projections (as applicable) that the Agent receives copies, certified as true copies, of such ITV Contract, Agreed Financial Model or Updated Projections.

20.

Financial Covenants

20.01

Interest Cover

The Borrower hereby covenants that, save as an Instructing Group shall otherwise agree, on each Test Date which occurs during each period set out in Column (1) below the ratio of EBITDA to Total Interest for the Test Period ending on such Test Date shall not be less than the ratio set out in Column (2) opposite that period:

(1) Period	(2) Ratio
Completion to 31 March 2001	1.0:1
1 April 2001 to 31 December 2001	1.25:1
1 January 2002 to 31 December 2002	1.75:1
1 January 2003 and thereafter	2.0:1

20.02

Debt Cover

The Borrower hereby covenants that, save as an Instructing Group shall otherwise agree, on each Test Date which occurs during each period set out in Column (1) below the ratio of Bank Borrowings (as at such Test Date) to EBITDA for the Test Period ending on such Test Date shall not be more than the ratio set out in Column (2) opposite that period:

(1) Period	(2) Ratio
Completion to 31 March 2001	8.0:1
1 April 2001 to 31 December 2002	7.5:1
1 January 2003 to 31 December 2004	6.0:1
1 January 2005 and thereafter	5.0:1

20.03

Deleted

20.04

For the purpose of this Clause 20, Bank Borrowings, EBITDA, and Total Interest shall each be ascertained from the audited consolidated financial statements of the Group and the Monthly Management Accounts most recently made available to the Agent in accordance with Clause 18.01(ii) or otherwise as determined in accordance with Clause 19.03.

20.05

In the event that any of the accounting policies or principles adopted by the Group are amended or changed in any way after the date of this Agreement, the Borrower and the Agent shall negotiate in good faith in order to make such amendments to this Agreement as are agreed (in the opinion of the Banks acting reasonably) in order to ensure that the terms of Clause 20 give the Banks comparable protection to that contemplated at the date of this Agreement.

20.06

In the event of a breach of any of the provisions of this Clause 20 the Banks shall be entitled to:-

(i)

instigate such legal and financial investigations of the affairs of the Group as they may consider appropriate in the event that they are not able to reach agreement with the Borrower on the steps required to remedy and/or investigate such breach. For that purpose, the Banks may instruct such professional advisers as they may consider necessary in order to prepare or assist them to prepare such reports as they may consider appropriate. The Borrower and its officers shall cooperate fully with the Banks and such professional advisers in the preparation of such reports and the carrying out of such investigations and shall make payment of all fees, costs and expenses incurred in connection therewith; and/ or

(ii)

require that the Borrower and each of its subsidiaries (or any of them) shall grant to the Agent for the Banks such security documents as the Banks may require together with such guarantees and other documents as the Banks may require in relation thereto.

21.

Events of Default

21.01

If:

(i)

the Borrower fails to pay any principal sum due from it hereunder in the manner specified herein and on the due date for payment thereof or any other sum within five days of the due date for payment thereof; or

(ii)

any warranty, representation or statement made in any of the Financing Documents or in any notice or other document, certificate or statement delivered pursuant thereto or in connection therewith or repeated at any time in accordance with the terms thereof proves (in the reasonable opinion of the Agent) to have been incorrect or misleading in any material respect and, if the relevant matter is capable of remedy, such matter is not remedied within 14 days after the Agent has given notice thereof to the Borrower; or

(iii)

the Borrower fails to perform or comply with any of the obligations expressed to be assumed by it in Clauses 19.02 (i), (ii), (iii), (iv) and (v) and 20; or

(iv)

any member of the Group fails to perform or comply with any other obligation expressed to be assumed by it in the Financing Documents and such failure, if capable of remedy or cure, is not remedied or cured within 14 days of the earlier of (a) the Borrower becoming aware of such matter or (b) the Agent has given notice thereof to such member of the Group; or

(v)

any indebtedness of any member of the Group in excess of £500,000 is not paid when due (after allowing for any applicable grace period) or any indebtedness of any member of the Group in excess of £500,000 is declared to be or otherwise becomes due and payable prior to *s specified maturity or, in the case of any indebtedness without a specified maturity, repayment is demanded by the creditor by reason of default of any member of the Group or any undrawn facilities are withdrawn by any creditor by reason by default or financial difficulties on the part of such member of the Group; or

(vi)

any member of the Group (save for any Non-Trading Subsidiary) is unable to pay their debts as they fall due or otherwise is or becomes insolvent, commences negotiations with any one or more of its creditors with a view to the general re-adjustment or re-scheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors other than as part of a solvent reconstruction with the prior written consent of the Banks (such consent not to be unreasonably withheld or delayed); or

(vii)

any member of the Group (other than any Non Trading Subsidiary) takes any corporate action or legal proceedings (other than any litigation or other proceedings which are in the opinion of an Instructing Group frivolous or vexatious or are withdrawn at least five business days prior to the date fixed for the first hearing of such matter) are started for its winding-up, dissolution or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of all or a material part of its revenues and assets other than with the prior written consent of the Banks (such consent not to be unreasonably withheld or delayed); or

(viii)

any distress, execution, attachment or other process (other than any litigation or other proceedings which are in the reasonable opinion of an Instructing Group frivolous or vexatious or are withdrawn at least five days prior to the date fixed for the first hearing of such matter) affects any asset of any member of the Group in respect of a liability in excess of £500,000 (or its equivalent); or

(ix)

anything analogous to or having a substantially similar effect to any of the events specified in sub-Clauses (vii) or (viii) above occurs in any applicable jurisdiction; or

(x)

any member of the Group (other than the Borrower and any Non Trading Subsidiary) ceases to be a wholly owned Subsidiary of the Borrower on or after Completion save as permitted by this Agreement or with the prior written consent of the Banks or where such member of the Group ceasing to be a wholly owned subsidiary of the Borrower will not have a Material Adverse Effect; or

(xi)

any member of the Group (save for any Non-Trading Subsidiary) ceases or takes steps to cease to carry on all or a substantial part of its business other than with the prior written consent of the Banks save where such member of the Group ceasing to carry on all or a substantial part of its business will not have a Material Adverse Effect; or

(xii)

the Borrower repudiates this Agreement; or

(xiii)

any authorisation, approval, consent, licence, exemption, filing, registration or notarisation or other requirement necessary to enable any member of the Group to conduct its business or to perform its obligations under any Financing Document to which it is a party is modified, revoked or withheld or does not remain in full force and effect other than those modifications, revocations or withholdings which do not have any material adverse effect on the conduct of the business of the Group; or

(xiv)

at any time it is unlawful for the Borrower (a) to pay any amount owing by it under the Financing Documents, (b) to perform any of its other material obligations under any Financing Document to which it is a party or (c) to own its assets or carry on its business; or

(xv)

the authority of any member of the Group (save for any Non-Trading Subsidiary) to conduct its business is wholly or substantially curtailed by any seizure or intervention by or on behalf of any governmental authority so that the ability of such member or any other members of the Group (save for any Non-Trading Subsidiary) to comply with its obligations under any of the Financing Documents is (in the reasonable opinion of an Instructing Group) materially affected; or

(xvi)

the Borrower's auditors qualify their report to the audited consolidated accounts of the Borrower in any way which is (in the reasonable opinion of an Instructing Group) material in the context of the Facility; or

(xvii)

any litigation, arbitration or administrative proceedings are instituted against any member of the Group which if adversely determined would have a material and adverse effect on such member's abilities to perform its obligations under the Financing Documents (disregarding for this purpose any litigation or other proceedings which are in the reasonable opinion of an Instructing Group frivolous, vexatious OF which otherwise have no reasonable prospect of resulting in such a material and adverse effect); or

(xviii)

the memorandum or articles of association of the Borrower is amended in any way which is (in the reasonable opinion of an Instructing Group) adverse to the interests of the Agent or any of the Banks; or

(xix)

any circumstances arise (including but not limited to any change in the business, assets financial condition or prospects of any member of the Group) which result in a Material Adverse Effect;

then, and in any such case and at any time thereafter whilst such Event of Default shall be continuing unremedied or unwaived the Agent may, and if so instructed by an Instructing Group shall, by written notice to the Borrower:

(a)

declare the Advances to be immediately due and payable (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by the Borrower hereunder) or declare the Advances to be due and payable on demand of the Agent; and/or

(b)

declare that any undrawn portion of the Facility shall be cancelled, whereupon the same shall be cancelled and the Commitment of each Bank shall be reduced to zero.

21.02

If, pursuant to Clause 21.01, the Agent declares any of the Advances to be due and payable on demand of the Agent then, and at any time thereafter, the Agent if so instructed by an Instructing Group shall by written notice to the Borrower:

(i)

call for repayment of the Advances on such date as it may specify in such notice (whereupon the same shall become due and payable on such date together with accrued interest thereon and any other sums then owed by the Borrower hereunder); or

(ii)

withdraw its declaration with effect from such date as it may specify in such notice; and/or

(iii)

select a period of six months or less as the duration of any Interest Period which begins whilst such declaration remains in effect.

PART 7
DEFAULT INTEREST AND INDEMNITY

22.

Default Interest and Indemnity

22.01

If any sum due and payable by any Obligor under the Financing Documents is not paid on the due date therefor in accordance with the provisions of Clauses 23 and 24 or if any sum due and payable by any Obligor under any judgement of any court in connection herewith is not paid on the date of such judgement, the period beginning on such due date or, as the case may be, the date of such judgement and ending on the date upon which the obligation of that Obligor to pay such sum (the balance thereof for the time being unpaid being herein referred to as an “unpaid sum”) is discharged shall be divided into successive periods, each of which (other than the first, which shall commence on the date on which the unpaid sum became due and payable) shall start on the last day of the preceding such period and the duration of each of which shall be selected by the Agent and thereafter notified promptly to the Borrower and the Banks.

22.02

During each such period relating thereto as is mentioned in Clause 22.01 an unpaid sum shall bear interest at the rate per annum which is the sum from time to time of two per cent. (2%), the Applicable Margin at such time, any Mandatory Costs as determined by the Agent plus LIBOR applicable to such period provided that:

(i)

if, for any such period, the Screen Rate is not available and only one or none of the Reference Banks was offering deposits in Sterling for the required period, the rate of interest applicable to such unpaid sum shall be determined by reference to the cost to each of the Reference Banks of obtaining such deposits from such sources as it may reasonably select; and

(ii)

if such unpaid sum is all or part of an Advance which became due and payable on a day other than the last day of an Interest Period relating thereto, the first such period applicable thereto shall be of a duration equal to the unexpired portion of that Interest Period and the rate of interest applicable thereto during such period shall be that which exceeds by two per cent. (2%) the rate which would have been applicable to it had it not so fallen due.

22.03

Any interest which shall have accrued under Clause 22.02 in respect of an unpaid sum shall be due and payable and shall be paid by the Borrower or relevant member of the Group (as applicable) at the end of the period by reference to which it is calculated or on such date as the Agent may specify by written notice to the Borrower.

22.04

If any Bank or the Agent on its behalf receives or recovers all or any part of such Bank's share of an Advance otherwise than on the last day of an Interest Period relating to that Advance the Borrower shall pay to the Agent on demand for account of such Bank such additional amount as is necessary to compensate such Bank for any loss (including loss of margin) or expense sustained or incurred in liquidating or re-deploying funds utilised, acquired or committed to make, fund or maintain such Advances for such Interest Period.

22.05

The Borrower undertakes to indemnify:

(i)

each of the Agent and the Banks against any cost, claim, loss or expense, (including legal fees), which it may sustain or incur as a consequence of any Event of Default or any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in any of the Financing Documents; and

(ii)

each Bank against any loss it may suffer as a result of its funding an Advance requested by the Borrower but not made unless the Advance was not made because of default by such Bank.

22.06

Any unpaid sum shall (for the purposes of this Clause 22, Clause 14.01 and Schedule 5) be treated as an Advance and accordingly in this Clause 22, in Clause 14.01 and in Schedule 5 the term “Advance” includes any unpaid sum and the term “Interest Period” in relation to an unpaid sum includes each such period relating thereto as is mentioned in Clause 22.01

PART 8
PAYMENTS

23.

Currency of Account and Payment

23.01

The Borrower waives any right it may have in any jurisdiction to pay any amount hereunder in a currency other than that in which it is expressed to be payable hereunder. Each amount payable under any of the Financing Documents shall be paid in the currency in which it is expressed to be denominated or payable, all costs and expenses will be paid in the currency in which they were incurred and all payments in terms of Part 5 shall be made in the currency specified by the party claiming thereunder.

23.02

If any sum due from any Obligor under any of the Financing Documents or under any order or judgement given or made in relation thereto has to be converted from the currency (the “first currency”) in which the same is payable into another currency (the “second currency”) for any purpose including without limitation (i) making or filing a claim or proof against any Obligor, (ii) obtaining an order or judgement in any court or other tribunal or (iii) enforcing any order or judgement given or made in relation to any of the Financing Documents, the Borrower shall indemnify and hold harmless each of the persons to whom such sum is due from and against any loss suffered as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (b) the rate or rates of exchange at which such person may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgement, claim or proof.

24.

Payments

24.01

On each date on which this Agreement requires an amount to be paid by the Borrower or any of the Banks hereunder, the Borrower or, as the case may be, such Bank shall make the same available to the Agent prior to 11.00 a.m. by payment in Sterling and in immediately available funds to such account in the United Kingdom as the Agent may have specified for this purpose.

24.02

Save as otherwise provided herein, each payment received by the Agent for the account of another person pursuant to Clause 24.01 shall be made available by the Agent to such other person (in the case of a Bank, for the account of its Facility Office) in immediately available funds on the due date for payment hereunder by transfer to such account of such person with such bank in London as such person shall have previously notified to the Agent.

24.03

Except to the extent otherwise provided in the Financing Documents and to the extent that the same are exclusively for the account of the Agent or any Bank or Banks, each payment received by the Agent from any Obligor shall be promptly distributed by the Agent among the Banks pro rata to their respective entitlements thereto.

24.04

All payments made by the Borrower hereunder shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

24.05

All moneys received, recovered or realised by the Banks by virtue of any guarantee of the Borrower’s obligations hereunder may, in the Agent's discretion, be credited to an interest bearing suspense or impersonal account and may be held in such account for so long as the Agent thinks fit pending the application from time to time (as the Agent may reasonably think fit) of such moneys in or towards the payment and discharge of any amounts owing by the Borrower to such Banks hereunder.

24.06

Where a sum is to be paid hereunder to the Agent for the account of another person, the Agent shall not be obliged to make it available to that other person until it has been able to establish to its reasonable satisfaction that it has actually received such sum, but if it does so and it proves to be the case that it had not actually received the sum it paid out, then the person to whom such sum was so made available shall on request refund the same to the Agent together with an amount sufficient to reimburse the Agent for any amount it may have been required to pay out by way of interest on moneys borrowed to fund the sum in question during the period beginning on the business day on which the sum in question was made available to such person and ending on the date on which the Agent receives the same.

24.07

If any payment hereunder falls due on a day which is not a business day, it shall fall due on the next succeeding business day unless that day falls in the next calendar month in which case the payment shall fall due on the preceding business day. Interest, fees and commission payable hereunder shall be adjusted accordingly.

24.08

If a change in any currency of a country occurs after the date of this Agreement, the Financing Documents will be amended to the extent that the Agent and the Banks (acting reasonably) consider to be required in order to reflect the change in currency and to put the Banks in the same position, so far as possible, as they would have been in if no such change in currency had occurred.

24.09

If more than one currency or currency unit is at the same time recognised by the central bank of any country as the lawful currency of that country then:

(i)

any reference in the Financing Documents to, and any obligations arising under the Financing Documents in the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (acting reasonably); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank of such country for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

24.10

Save to the extent otherwise agreed by the Agent and the Banks, if the Agent receives any payment which is insufficient to discharge all of the amounts then due and payable by the Borrower under the Financing Documents, it shall apply such payment in respect of unpaid costs and expenses due to it, then to accrued interest due and unpaid, then to any amount of principal due but unpaid and finally to any other amount, in each case payable under the Financing Documents.

25.

Set-Off

The Borrower authorises the Agent and each Bank to hold as security for all sums which are now or which may at any time hereafter become due to the Agent and the Banks or any of them by the Borrower under the Financing Documents any balances, credits, deposits, accounts or monies to which it is entitled on any account with the Agent or that Bank and to apply any such balances, credits, deposits, accounts or monies at any time (without prior notice to the Borrower) in satisfaction of any such sums. The Agent or the relevant Bank shall inform the Borrower as soon as reasonably practicable after the occurrence of any set-off or application under this Clause. For this purpose, each Bank is authorised to purchase with the monies standing to the credit of any such account such other currencies as may be necessary to effect such application. No Bank shall be obliged to exercise any right given to it by this Clause 25. The Borrower agrees to the application of any such balances, credits, deposits, accounts or monies in satisfaction of any such sums due and payable by it but unpaid.

26.

Re-distribution of Payments

If, at any time, the amount which any Bank (a ''Recovering Bank”) has received or recovered (whether by payment, the exercise of a right of set-off or combination of accounts or otherwise of any payment (a “relevant payment”) to be made under the Financing Documents by any member of the Group for account of such Recovering Bank and one or more other Banks is greater (the amount of such excess being herein called an “excess amount”) than its proportional entitlement, then:

(i)

such Recovering Bank shall pay to the Agent an amount equal to such excess amount;

(ii)

the Agent shall treat the amount received by it from such Recovering Bank pursuant to paragraph (i) as if such amount had been received by it from such member of the Group in respect of such relevant payment and shall pay the same to the persons entitled thereto (including such Recovering Bank) pro rata to their respective entitlements thereto; and

(iii)

the liability of such member of the Group to the Recovering Bank shall be treated as not having been reduced by reason of such member's payment of the excess amount but shall be treated as reduced to each Bank by the shared amount thereof.

PART 9
FEES, COSTS AND EXPENSES

27.

Fees

27.01

Deleted.

27.02

Deleted.

27.03

The Borrower shall pay to the Agent for its own account the agency fee specified in the letter dated on or around the date hereof from the Agent to the Borrower at the times and in the amounts specified in such letter.

27.04

Fees and commission shall accrue from day to day and shall be calculated on the basis of a year of 365 days and the actual number of days elapsed.

28.

Costs and Expenses

28.01

The Borrower shall, from time to time on demand by the Agent reimburse the Agent for all reasonable costs and expenses (including legal fees and value added tax) properly incurred by it in connection with the negotiation, preparation and execution of the Financing Documents including, without limitation, the Security Documents to be executed after the date hereof, the completion of the transactions herein contemplated and the syndication of the Facility.

28.02

The Borrower shall, from time to time on demand by the Agent, reimburse the Agent and the Banks for all reasonable costs and expenses (including legal fees and value added tax) properly incurred in or in connection with the conduct of the Facility and the preservation and/or enforcement and/or release of any of the rights of the Agent and the Banks under the Financing Documents.

28.03

The Borrower shall pay all stamp, registration and other taxes to which the Financing Documents or any judgement given in connection therewith are at any time subject and shall, from time to time on demand by the Agent, indemnify the Agent and the Banks against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.

28.04

The Agent may apply any part of an Advance in payment and/or reimbursement to itself of any fees, costs, expenses or other payments due by the Borrower under Clauses 27 and 28 and the Borrower hereby irrevocably authorises the deduction of such payment and/or such reimbursement from any Advance.

28.05

If the Borrower fails to perform any of its obligations under this Clause 28, each Bank shall indemnify the Agent against its Pro Rata Percentage of any loss incurred by the Agent as a result of such failure and the Borrower shall forthwith reimburse each Bank for any payment made by it pursuant to this Clause 28.05.

PART 10
AGENCY PROVISIONS

29.

The Agent, the Arranger and the Banks

29.01

Each Bank and the Arranger hereby appoints the Agent to act as its agent in connection with the Financing Documents herewith and authorises the Agent:

(i)

to execute and deliver on its behalf the Intercreditor Agreement and any other Financing Document approved by it and which requires to be executed by it or on its behalf;

(ii)

to release any security constituted by the Security Documents which requires to be released in connection with any Permitted Disposal; and

(iii)

to exercise such rights, powers and discretions as are specifically delegated to the Agent by the terms thereof together with all such rights, powers and discretions as are reasonably incidental thereto.

The relationship between the Agent and the Arranger and each Bank is that of agent and principal only unless otherwise specifically provided in any of the Financing Documents. Except as specifically set out in the Financing Documents, the Arranger has no duties of any kind to any other person under or in connection with any of the Financing Documents.

29.02

The Agent may:

(i)

assume that:

(a)

any representation made by any member of the Group in connection with the Financing Documents is true;

(b)

no Event of Default or Potential Event of Default has occurred; and

(c)

none of the members of the Group is in breach of or default under their respective obligations under the Financing Documents, unless it has actual knowledge or actual notice to the contrary;

(ii)

assume that the Facility Office of each Bank is that identified with its signature below or in any Transfer Certificate until it has received from such Bank a notice designating some other office of such Bank to replace its Facility Office and act upon any such notice until the same is superseded by a further such notice;

(iii)

engage and pay for the advice or services of any lawyers, accountants, surveyors, valuers or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

(iv)

rely as to any matters of fact which might reasonably be expected to be within the knowledge of any member of the Group upon a certificate signed by or on behalf of such member;

(v)

rely upon any communication or document believed by it to be genuine;

(vi)

refrain from exercising any right, power or discretion vested in it as agent hereunder unless and until instructed by an Instructing Group as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it would be exercised; and

(vii)

refrain from acting in accordance with any instructions of an Instructing Group to begin any legal action or proceeding arising out of or in connection with the Financing Documents until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, expenses (including legal fees) and liabilities which it will or may expend or incur in complying with such instructions.

29.03

The Agent shall:

(i)

promptly inform each Bank of the contents of all relevant notices or documents received by the Agent from any member of the Group hereunder;

(ii)

promptly notify each Bank of the occurrence of any Event of Default of which the Agent has actual knowledge or actual notice;

(iii)

save as otherwise provided in the Financing Documents, act as agent in connection with the Financing Documents in accordance with any instructions given to it by an Instructing Group, which instructions shall be binding on all of the Banks; and

(iv)

if so instructed by an Instructing Group, grant any Waiver Letter or refrain from exercising any right, power or discretion vested in it as agent under the Financing Documents.

29.04

The Agent may with the agreement of the Borrower and an Instructing Group amend any term of any of the Financing Documents except if the effect of such amendment would be to:

(i)

increase any Bank’s Commitment or amend the Applicable Margin;

(ii)

change the definition of Instructing Group;

(iii)

extend the due date, or alter the currency of, or reduce the amount of any payment due to that Bank under the Financing Documents to which it is a party;

(iv)

amend the terms of this Clause 29.04;

(v)

release any security constituted by the Security Documents other than security released in connection with any Permitted Disposal; or

(vi)

alter the priority of any liabilities under the Financing Documents,

in which case the consent of the Borrower and all of the Banks will be required.

29.05

Where the Agent’s consent or determination or waiver or satisfaction is requested in connection with the Financing Documents such consent or determination or waiver or satisfaction shall be given only in writing.

29.06

Where the Agent is instructed or authorised by an Instructing Group pursuant to Clauses 29.03(iii) or 29.03(iv) those Banks who do not form part of an Instructing Group hereby waive any rights which they may have against the Agent in respect of the Agent's giving any consent, determination, assurance, satisfaction or waiver or the Agent's refraining from exercising any right, power or discretion and the Banks shall indemnify the Agent in respect of any loss it may suffer as a result of taking or failing to take such action.

29.07

Notwithstanding anything to the contrary expressed or implied herein, the Agent and the Arranger shall not:

(i)

be bound to enquire as to:

(a)

whether or not any representation made by any Obligor in connection with the Financing Documents is true;

(b)

the occurrence or otherwise of any event which is or may become an Event of Default or Potential Event of Default;

(c)

the performance by any Obligor of its obligations under the Financing Documents;

(d)

any breach of or default by any of the Obligors of or under its obligations under the Financing Documents;

(ii)

be bound to account to any Bank for any sum or the profit element of any sum received by it for the Agent's own account;

(iii)

be bound to disclose to any person other than a Bank any information relating to any member of the Group if such disclosure would or might in its opinion constitute a breach of any law or regulation or duty of confidentiality;

(iv)

be under any obligations other than those for which express provision is made herein;

(v)

be bound to examine or enquire into or be responsible for the legality, validity, effectiveness, adequacy or enforceability of any of the Financing Documents or any agreement, assignment or other document relating thereto or its ability to exercise the rights, trusts, powers, authorities and discretions thereby conferred and so that neither the Agent or the Arranger shall be responsible for its inability to exercise any of the same or for any loss or damage thereby arising; or

(vi)

be bound to take any steps or perform any obligation or exercise any right or fulfil any request if to do so might in its sole opinion breach of conflict with or contradict or be contrary to any rule, regulation, law, regulatory requirement, court order or judgment in any jurisdiction or expose either of the Agent or the Arranger to any liabilities in any jurisdiction.

29.08

Each Bank shall, from time to time on demand by the Agent, indemnify the Agent against its Pro Rata Percentage of any and all costs, claims, expenses (including legal fees) and liabilities which the Agent may incur in acting in its capacity as agent hereunder save to the extent arising as a result of the gross negligence or wilful default of the Agent.

29.09

Neither the Agent nor the Arranger accepts any responsibility for the accuracy and/or completeness of the Accountants Report, the Due Diligence Reports or of any information supplied by any member of the Group in connection herewith or for the legality, validity, effectiveness, adequacy or enforceability of the Financing Documents or any of them and neither the Agent nor the Arranger shall not be under any liability as a result of taking or omitting to take any action in relation to the Financing Documents or any of them.

29.10

Each of the Banks agrees that it will not assert or seek to assert against any director, officer or employee of the Agent or the Arranger any claim it might have against any of them in respect of the matters referred to in Clause 29.08.

29.11

The Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business on its own account with each member of the Group.

29.12

The Agent may following prior consultation with the Borrower and in accordance with the terms of Clause 32.04 resign its appointment hereunder at any time without assigning any reason therefor by giving not less than thirty days’ prior written notice to that effect to each of the other parties hereto provided that no such resignation shall be effective until a successor for the Agent is appointed in accordance with the succeeding provisions of this Clause 29.

29.13

If the Agent gives notice of its resignation pursuant to Clause 29.12, then any reputable and experienced bank or other financial institution may following consultation with the Borrower be appointed as a successor to the Agent by an Instructing Group during the period of such notice but, if no such successor is so appointed, the Agent within sixty days of the giving of such notice may following consultation with the Borrower itself appoint such a successor.

29.14

If a successor to the Agent is appointed under the provisions of Clause 29.13, then (i) the retiring Agent shall be discharged from any further obligation hereunder but shall remain entitled to the benefit of the provisions of this Clause 29 and (ii) its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party hereto.

29.15

It is understood and agreed by each Bank that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, credit-worthiness, condition, affairs, status and nature of the Group and each member thereof and, accordingly, each Bank warrants to the Agent and the Arranger that it has not relied and will not hereafter rely on the Agent or the Arranger:

(i)

to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by or on behalf of the Group and each member thereof in connection with the Financing Documents or the transactions herein contemplated (whether or not such information has been or is hereafter circulated to such Bank by the Agent or the Arranger); or

(ii)

to assess or keep under review on its behalf the financial condition, credit-worthiness, condition, affairs, status or nature of the Group and each member thereof.

29.16

Without prejudice to the rights of the Agent pursuant to the Financing Documents an Instructing Group may resolve to remove the Agent from its appointment hereunder and on receipt by the Agent of notice of such resolution the provisions of Clauses 29.12, 29.13 and 29.14 shall apply mutatis mutandis as if the Agent had given the requisite notice under Clause 29.12 and the period of such notice had expired.

PART 11
ASSIGNMENTS AND TRANSFERS

30.

Benefit of Agreement

This Agreement shall be binding upon and enure to the benefit of each party hereto and its successors and assigns.

31.

Assignments and Transfers by the Borrower

The Borrower shall not be entitled to assign or transfer all or any of its rights, benefits and obligations under any of the Financing Documents.

32.

Assignments and Transfers by Banks

32.01

Any Bank may at any time after consultation with the Borrower and in accordance with the terms of Clause 32.04 assign or novate or otherwise transfer its rights and obligations under the Financing Documents in part (in a minimum amount of £30,000,000 (or its equivalent) or such lesser amount as the Agent may agree) or in whole to a Qualifying Bank provided that:

(i)

the Borrower and the Agent may continue to treat such Bank as a Bank named herein for all purposes hereof with respect to such assigned, novated or transferred rights and obligations until the Agent shall have received (a) an agreement in form and substance satisfactory to it providing that the assignee or transferee is bound by the Financing Documents with respect to such rights and obligations as fully and to the same extent as if it were the Bank originally obligated under such obligations or owned such rights and (b) its representation and warranty to the same effect as set forth in Clause 29.15 as of the effective date of the assignment, novation or transfer to such assignee or transferee;

(ii)

if any Bank wishes to transfer all or any of its rights and obligations under the Financing Documents pursuant to this Clause 32 such transfer may be effected by way of a Transfer Certificate and such Transfer Certificate shall for the purposes of this Clause 32 be deemed to be in a form and substance satisfactory to the Agent and shall be effective from and including the Transfer Date (as defined therein);

(iii)

the Borrower and each Bank other than the Existing Bank (as defined in any Transfer Certificate) hereby irrevocably authorise the Agent to execute that Transfer Certificate on its behalf as its agent and to deliver that executed Transfer Certificate to the New Bank (as therein defined) on its behalf;

(iv)

upon compliance with sub-Clause (i) above, all payments in respect of the rights assigned, novated or transferred with respect to such Available Commitment or proportion of Advances or portion thereof shall be made to the assignee or transferee, the assignee or transferee shall become a “Bank” for all purposes of the Financing Documents with respect to the rights and obligations assigned, novated or transferred to it, and the rights and obligations of the assigning or transferring Bank shall terminate; and

(v)

the assigning or transferring Bank shall pay the reasonable expenses of the Agent to administer and record any assignment, novation or transfer pursuant to this Clause 32 unless the assignee or transferee shall otherwise agree to pay such expenses, and the Agent shall have no obligation under sub-Clause (i) above to record or act on any such assignment, novation or transfer unless it receives payment or confirmation satisfactory to the Agent from the assigning or transferring Bank or the assignee or transferee that such reasonable expenses shall be paid.

32.02

Nothing in this Clause 32 shall prevent any Bank from granting participations in its rights with respect to any Advance if the existence of such participations does not affect the rights or obligations of any of the other parties to this Agreement.

32.03

The New Bank (as defined in the Transfer Certificate) shall, on the date on which an assignment or transfer takes effect, pay to the Agent for its own account a fee of £500.

32.04

If Bank of Scotland proposes at any time to cease to hold Commitrnents representing not less than 67% of the Total Commitments or proposes at any time to resign as the Agent it will give eight weeks notice of its intention to do so to the Borrower and the Borrower may (prior to the date of such cessation or resignation) prepay the Advances made to it by Bank of Scotland under this Agreement in accordance with the terms of this Agreement but without payment of any prepayment fee as is referred to in Clause 11.07 hereof.

33.

Disclosure of Information

Subject to obtaining a confidentiality undertaking in favour of the Borrower, any Bank may disclose to any actual or potential assignee or to any person who may otherwise enter into contractual relations with such Bank in relation to this Agreement such information about the Obligors and the Group as such Bank shall consider appropriate and may otherwise disclose any information about the Obligors and the Group which such Bank is required by law to disclose to any person.

34.

Syndication

The Borrower covenants to the Agent and Banks that it will without financial obligation on the part of the Borrower co-operate with the Agent and Banks in relation to the syndication of the Facility and assist such syndication by participating in site visits, management presentations, the preparation of an information memorandum and any associated reports and performing all other acts or preparing all other documents as are required by the Agent (acting reasonably) from time to time.

PART 12
MISCELLANEOUS

35.

Calculation and Evidence of Debt

35.01

Deleted.

35.02

If on any occasion a Reference Bank fails to supply the Agent with a quotation required of it under the foregoing provisions of this Agreement, the rate for which such quotation was required shall be determined from those quotations which are supplied to the Agent.

35.03

Each Bank shall maintain in accordance with its usual practice accounts evidencing the amount from time to time lent by and owing to it hereunder.

35.04

The Agent shall maintain on its books a control account or accounts in which shall be recorded (i) the amount of any Advance made or arising hereunder and each Bank’s share therein, (ii) the amount of all principal, interest and other sums due or to become due from any of the Obligors to any of the Banks hereunder and each Bank’s share therein and (iii) the amount of any sum received or recovered by the Agent hereunder and each Bank’s share therein.

35.05

In any legal action or proceeding arising out of or in connection with this Agreement, the entries made in the accounts maintained pursuant to Clauses 35.03 and 35.04 shall in the absence of manifest error be prima facie evidence of the existence and amounts of the obligations of the Obligors therein recorded.

35.06

A certificate of a Bank as to (a) the amount by which a sum payable to it hereunder is to be increased under Clause 12.01 or (b) the amount for the time being required to indemnify it against any such cost or liability as is mentioned in Clause 12.02 or 14.01 or 22.05 shall, in the absence of manifest error, be prima facie evidence for the purposes of the Financing Documents and in any legal action or proceedings arising out of or in connection with this Agreement.

35.07

A certificate of the Agent as to the amount at any time due from any Obligor hereunder or the amount which, but for any of the obligations of any Obligor hereunder being or becoming void, voidable, unenforceable or ineffective, at any time would have been due from any Obligor hereunder shall, in the absence of manifest error be prima facie evidence in any legal action or proceeding arising out of or in connection with this Agreement.

36.

Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of the Agent and the Banks or any of them, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

37.

Partial Invalidity

If at any time any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

38.

Amendments

The parties to this Agreement may from time to time agree to make amendments to the terms of this Agreement and may enter into such supplemental agreements as are required from time to time in order to give effect to such amendments. Such amendments may include, inter alia, the increase or reduction of the facilities made available under this Agreement.

39.

Further Assurance

The obligations of the Obligors and each other member of the Group under the Financing Documents shall be secured by the rights and interests conferred upon the Agent and the Banks under the Security Documents. The Borrower shall (and shall procure that the other Obligors shall) from time to time execute and deliver to the Agent and procure the execution and delivery by any member of the Group all such deeds and documents and do all such things as the Agent may require to perfect any security over the assets or any of them and undertaking of any such member of the Group.

40.

Notices

40.01

Each communication to be made hereunder shall be made in writing but, unless otherwise stated, may be made by fax or letter.

40.02

Any communication or document to be made or delivered by one person to another pursuant to this Agreement shall (unless that other person has by fifteen days' written notice to the Agent specified another address) be made or delivered to that other person at the address or fax number identified with its signature below and shall be deemed to have been made or delivered (in the case of any communication made by fax) when received legibly and in full by the recipient or (in the case of any communication made by letter) when left at that address or (as the case may be) two days after being deposited in the post postage prepaid in an envelope addressed to it at that address provided that any communication or document to be made or delivered by the Borrower to the Agent shall be effective only when received by the Agent marked for the attention of the department or officer identified with the Agent's signature below (or such other department or officer as the Agent shall form time to time specify for this purpose).

41.

Interpretation

Schedule 11 shall apply in interpreting this Agreement.

42.

Counterparts

This Agreement may be signed in any number of counterparts and by different parties to this Agreement on separate counterparts. Each of such counterparts shall, when executed and delivered to the Agent constitute one and the same agreement.

43.

Announcements

The Arranger shall be entitled (at its own expense) to make any press release, tombstone, advertisement or other similar public announcement or otherwise publish any information relating to or concerning the Acquisition or the Facility as it may wish (acting reasonably) provided that the Arranger shall obtain the consent of the Borrower prior to making any such announcement.

PART 13
LAW AND JURISDICTION

44.

Law and Jurisdiction

44.01

This Agreement shall be governed by and construed in accordance with the laws of England.

44.02

The Borrower hereby irrevocably agrees for the benefit of the Agent and the Banks that the courts of England shall have non-exclusive jurisdiction to hear and determine any action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and for such purposes irrevocably submits to the jurisdiction of such courts.

44.03

Each of the parties to this Agreement irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 44.02 being nominated as the forum to hear and determine any action or proceeding and to settle any disputes which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum.

44.04

The Borrower undertakes to procure that each of the Obligors irrevocably appoints Littlewoods Lotteries Limited to be its agent to accept service on its behalf from time to time provided that if it shall cease to exist or shall resign such appointment each Obligor shall forthwith appoint a replacement agent to the satisfaction of the Agent for this purpose and, if they shall fail to do so within five business days of a request to do so by the Agent to the Borrower, the Agent shall be entitled to appoint a replacement on behalf of the Obligors and the Borrower undertakes to procure that each of the Obligors agrees to indemnify the Agent for any costs arising therefrom and hereby irrevocably appoints the Agent as its attorney by way of security for the purpose of making such appointment.

44.05

The submission to the jurisdiction of the courts referred to in Clause 44.02 shall not (and shall not be construed so as to) limit the right of the Agent or any Bank to take proceedings against any party hereto in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

44.06

To the extent that any of the Obligors in any jurisdiction claims for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgement or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), it hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.

IN WITNESS WHEREOF this Agreement has been signed by a duly authorised representative of each of the parties hereto on the date first written above.

SCHEDULE 1
THE BANKS

Bank	Commitment (£)
The Governor and Company of the Bank of Scotland The Mound Edinburgh EH1 lYZ	104,000,000
104,000,000

SCHEDULE 2
CONDITION PRECEDENT DOCUMENTS

[Initial Conditions superseded]

SCHEDULE 3
FORM OF DRAWDOWN NOTICE

From:

To:

[Date]

Dear Sirs,

1.

We refer to the agreement (the “Facility Agreement”) dated ● 2000 and made between Rodime PLC and Others, The Governor and Company of the Bank of Scotland as Agent and Arranger and the banks named therein as Banks. Terms defined in the Facility Agreement shall have the same meanings in this notice.

2.

We hereby give you notice that, pursuant to the Facility Agreement and on [date of proposed Advance], the Borrower wishes to borrow an Advance of £● upon the terms and subject to the conditions contained in the Facility Agreement.

3.

We would like this Advance to have a first Interest Period of ● months’ duration.

Yours faithfully,

............................................

for and on behalf of
the Borrower

SCHEDULE 4
REPAYMENTS

(1)	(2)
30 September 2002	£5,000,000
31 December 2002	£5,000,000
31 March 2003	£5,000,000
30 June 2003	£5,000,000
30 September 2003	£7,800,000
31 December 2003	£7,800,000
31 March 2004	£7,800,000
30 June 2004	£7,800,000
30 September 2004	£7,800,000
31 December2004	£7,800,000
31 March 2005	£9,300,000
30 June 2005	£9,300,000
30 September 2005	£9,300,000
31 December 2005	£9,300,000
£104,000,000

SCHEDULE 5
MANDATORY COSTS FORMULA

1.

Mandatory Costs are an addition to the interest rate to compensate any Bank for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.

On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Bank in accordance with the paragraphs set out below. The Mandatory Costs will be calculated by the Agent as a weighted average of the Banks' Additional Cost Rates (weighted in proportion to the percentage participation of each Bank in the relevant Advance) and will be expressed as a percentage rate per annum.

3.

The Additional Cost Rate for any Bank lending from a Facility Office in a Participating Member State will be the percentage notified by that Bank to the Agent. This percentage will be certified by that Bank in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Bank's participation in all Advances made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.

The Additional Cost Rate for any Bank lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

(a)

in relation to a Sterling Advance:

AB + C(B - D) + E x 0.01	per cent. per annum
100 - (A+C)

(b):

in relation to an Advance in any currency other than Sterling:

E x 0.01	per cent. per annum.
300

Where:

A

is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Bank is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B

is the percentage rate of interest (excluding the Applicable Margin and the Mandatory Costs and, if the Advance is an unpaid sum, the additional rate of interest specified in Clause 37.02) payable for the relevant Interest Period on the Advance.

C

is the percentage (if any) of Eligible Liabilities which that Bank is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D

is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

E

is designed to compensate Banks for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.

For the purposes of this Schedule:

(a)

“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)

“Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)

“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)

“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.

In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.

If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8.

Each Bank shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Bank shall supply the following information on or prior to the date on which it becomes a Bank:

(a)

the jurisdiction of its Facility Office; and

(b)

any other information that the Agent may reasonably require for such purpose.

Each Bank shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

9.

The percentages of each Bank for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Bank notifies the Agent to the contrary, each Bank's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.

The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Bank and shall be entitled to assume that the information provided by any Bank or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.

The Agent shall distribute the additional amounts received as a result of the Mandatory Costs to the Banks on the basis of the Additional Cost Rate for each Bank based on the information provided by each Bank and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.

Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Costs, an Additional Cost Rate or any amount payable to a Bank shall, in the absence of manifest error, be conclusive and binding on all parties.

13.

The Agent may from time to time, after consultation with the Parent and the Banks determine and notify to the Banks and the Borrowers any amendments which are required to be made to this Schedule 5 in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on the Banks and the Borrowers.

SCHEDULE 6
PERMITTED ENCUMBRANCES

1.

Encumbrances by way of title retention in the case of agreements required by the relevant supplier and entered into in the normal course of trade.

2.

Liens arising by operation of law and in the ordinary course of trade of the relevant member of the Group.

3.

Encumbrances constituted by the Security Documents.

4.

Encumbrances constituted with the prior written consent of an Instructing Group.

5.

Rights of set off arising in the ordinary course of trade between any member of the Group and its suppliers or customers.

6.

Encumbrances constituted in relation to any Finance Leases, hire purchase agreements, conditional sale agreements or other agreements for the acquisition or use of assets on deferred payment terms if and to the extent that the relevant member of the Group is permitted to enter into any such arrangements pursuant to the terms of this Agreement.

7.

Encumbrances constituted in relation to any bond or amount of up to £2,000,000 lodged by Littlewoods Isle of Man Limited with the relevant Isle of Man gaming authority.

SCHEDULE 7

SCHEDULE 8
INITIAL SECURITIES

[Initial Securities granted]

SCHEDULE 9
PERMITTED INDEBTEDNESS

1.

Indebtedness constituted by the Financing Documents.

2.

Indebtedness constituted by the Permitted Hedging Transactions.

3.

Loans to employees in accordance with the Group’s normal policy provided that not more than £100,000 (or its equivalent) in aggregate may be outstanding at any time.

4.

Indebtedness due by one Obligor to another Obligor provided that no loans or capital contributions may be made available by any member of the Group to Rodime Technologies Limited without the prior written consent of the Banks.

5

Indebtedness under any Finance Lease provided that the aggregate capital value of any assets which are the subject of such Finance Leases to members of the Group do not exceed £1,000,000 (or its equivalent) from time to time.

6.

Indebtedness under the counter indemnity dated on or around 1st February 2002 and granted by Littlewoods Promotions Limited in favour of The Governor and Company of the Bank of Scotland.

SCHEDULE 10

NB:

The execution and delivery to the Agent of this Transfer Certificate may not of itself transfer the appropriate proportion of the transferring Bank's right to the benefit of security in each relevant jurisdiction. It is the responsibility of the transferee to investigate and where necessary seek its own advice of the efficacy of the Transfer Certificate in this connection.

FORM OF TRANSFER CERTIFICATE

To:

Sportech PLC (formerly known as Rodime plc) and the other parties to the Facility Agreement (as defined below)

TRANSFER CERTIFICATE

relating to a facility agreement (as amended, varied, novated, supplemented or restated the “Facility Agreement”) originally dated 10th August 2000 between Sportech PLC and others, The Governor and Company of the Bank of Scotland as Arranger, Agent, and the banks named therein as Banks in terms of which the Banks have made certain term loan facilities available to the Borrower.

1.

Terms defined in the Facility Agreement shall have the same meanings where used in this Transfer Certificate. The terms Existing Bank, Transferee Bank, Transfer Date, Bank's Commitment and Amount Transferred are defined in the Schedule hereto.

2.

The Existing Bank (i) confirms that the Bank's Commitment is an accurate summary of its participation in the Facility and (ii) requests the Transferee Bank to accept and procure the transfer by novation to the Transferee Bank of the amount transferred of its Commitment by counter-signing and delivering this Transfer Certificate to the Agent at its address for the service of notices specified in the Facility Agreement.

3.

The Transferee Bank hereby requests each of the parties to the Facility Agreement to accept this Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of Clause 33 of the Facility Agreement and to transfer its obligations thereunder to the extent set out in the Schedule hereto so as to take effect in accordance with the terms of the Facility Agreement thereof on the Transfer Date.

4.

The Transferee Bank confirms that it has received a copy of the Financing Documents together with such other information as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Existing Bank or any other Bank to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Existing Bank or any other Bank to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any of the Obligors.

5.

The Transferee Bank hereby undertakes with the Existing Bank and each of the other parties to the Facility Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Facility Agreement will be assumed by it after delivery of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

6.

On the execution of this Transfer Certificate by the Agent on their behalf, the other parties to the Facility Agreement accept the Transferee Bank as a party to the Facility Agreement in substitution for the Existing Bank with respect to all of those rights and/or obligations which, in accordance with the terms of the Facility Agreement, will be assumed by the Transferee Bank upon delivery of the executed copy of this Transfer Certificate to the Agent.

7.

None of the Existing Bank, the other Banks or the Agent makes any representation or warranty or assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Financing Documents or any document relating thereto and assumes no responsibility for the financial condition of any of the Obligors or for the performance and observance by any of the Obligors of any of their obligations under the Financing Documents or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

8.

The Existing Bank hereby gives notice that nothing herein or in the Financing Documents (or any document relating thereto) shall oblige the Existing Bank to (i) re-purchase from the Transferee Bank the whole or any part of the Amount Transferred at any time after the Transfer Date or (ii) support any losses directly or indirectly sustained or incurred by the Transferee Bank for any reason whatsoever including, without limitation, the non-performance by any of the Obligors or any other party to the Financing Documents (or any document relating thereto) of its obligations under any such document. The Transferee Bank hereby acknowledges the absence of any such obligation as is referred to in (i) or (ii) above.

9.

The Transferee Bank confirms that as at the date of this Transfer Certificate it is a Qualifying Bank and that its Facility Office is in the United Kingdom.

10.

This Transfer Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with English law.

The Schedule

1.

Existing Bank:

2.

Transferee Bank:

3.

Transfer Date:

4.

Bank's Commitment:

5.

Amount Transferred:

Administrative Details of Transferee Bank

Address:

Contact Name:

Account for Payments:

Facility Office:

Telex:

Facsimile:

Telephone:

SIGNATORIES

[Existing Bank

By:

[Transferee Bank]

By:

THE AGENT on behalf of itself
and each of the other parties to
the Facility Agreement

By:

Dated:

SCHEDULE 11
INTERPRETATION

l.

In this Agreement:

“Accounts” means the audited consolidated accounts of the Borrower for its financial year ended 30 September 1999 and of each Target and its subsidiaries for its financial year ended 30 April 2000;

“Accountants' Report” means (a) the report by KPMG dated 26 June 2000, and addressed to the Agent and the Banks (b) the long form report by KPMG dated on or around 10th August 2000 and (c) the working capital report by KPMG dated on or around 10th August 2000 and includes (in each case) the engagement letter in each case in relation thereto;

“Acquisition” means the acquisition by the Borrower of the entire issued share capital of each Target in accordance with the terms of the Share Purchase Agreement;

“Acquisition Documents” means:

(i)

the Share Purchase Agreement;

(ii)

the Tax Deed as defined in the Share Purchase Agreement; and

(iii)

the other documents referred to in the Share Purchase Agreement;

“Advance” means, save as otherwise provided herein, an advance made or to be made by the Banks hereunder;

“Affiliate” means in relation to any company, the ultimate holding company of that company or an entity of which that company or its ultimate holding company (a) has direct or indirect control or (b) owns directly or indirectly more than 50% (fifty per cent) of the equity share capital or similar rights of ownership and “control” for this purpose means the power to direct the management and policies of the entity whether through the ownership of voting capital, by contract or otherwise;

“Agreed Financial Model” means any Agreed Model (as defined in the ITV Heads of Terms) prepared in accordance with the provisions of the ITV Heads of Term;

“Agreed Issues” means:-

(i)

the Rights Issue;

(ii)

the allotment of up to 168,282,663 ordinary shares in the capital of the Borrower to Newby Manor Limited pursuant to the Subscription Agreement;

“Applicable Margin” means:

(i)

one point two five per cent (1.25%) per annum;

(ii)

if at any time a breach of the terms of Clause 20 (Financial Covenants) is continuing unwaived the rate referred to in (i) above will be increased by two per cent. (2%) per annum for so long as such breach continues unwaived;

“Associated Company” means any company (other than a member of the Group) of which any member of the Group owns more than twenty per cent (20%) of the equity share capital whether directly or indirectly;

“Available Commitment” in relation to a Bank at any time means, save as otherwise provided herein, its Commitment less the aggregate amount of Advances which it has advanced at that time;

“Bank” means each of the following:

(i)

each person whose name is set out in Schedule 1;

(ii)

each person to which rights and/or obligations under the Financing Documents are assigned or transferred by a Bank pursuant to Clause 32; and

(iii)

any successor or successors in title to any of the persons mentioned in (i) or (ii) above;

(together the “Banks”);

“Bank Borrowings” means at any particular time the aggregate consolidated indebtedness of the Group under this Agreement, the Mezzanine Facility Agreement and the Overdraft Facility Letter;

“Capital Expenditure” means, in relation to any Test Period or other period, the amount of expenditure by members of the Group in such period which should be treated as capital expenditure in accordance with UK GAAP;

“Cash” means credit balances on any bank or other deposit, savings or current account and cash in hand;

“Change of Control” means any single person, or group of persons acting in concert (as defined in the City Code on Take-overs and Mergers as in force on the date of this Agreement) acquires control (as defined in Section 416 of the Income and Corporation Taxes Act 1988) of the Borrower (other than all of those persons having control of the Borrower on the date of this Agreement);

“Circular” means the circular from the Borrower to its shareholders in relation to, inter alia, the Acquisition and the Rights Issue incorporating a prospectus in relation to the Borrower and a notice convening an extraordinary general meeting;

“Commitment” means (a) in relation to a Bank which is an original party to this Agreement, the aggregate amount of the Facility set opposite its name in Schedule 1 (taking into account transfers by and to such Bank and  cancellations of the Facility) and (b) in relation to a Bank to which rights and obligations under this Agreement are transferred, the aggregate amount of the Facility transferred to it (taking account of any subsequent transfers by and to such Bank and cancellations of the Facility);

“Completion” has the meaning ascribed thereto in the Share Purchase Agreement;

“Completion Date” means each of the date on which the LPL Completion takes place and the date on which the Option Completion takes place;

“Completion Waiver Letter” means each letter or other document setting out the terms (if any) upon which compliance with any provision of any of the Financing Documents is waived by the Agent in connection with Completion;

“Current Assets” means at any particular time the aggregate of the value of Stock and the value of Debtors;

“Current Liabilities” means at any particular time the aggregate of all current liabilities of the Group;

“Debtors” means at any particular time any debts due and payable to the Group or any member thereof by trade debtors after making proper provision for bad and doubtful debts or monies due and payable which provision in the case of debts outstanding for more than 90 days shall be 100% of the amount due;

“Due Diligence Reports” means the Accountants Report, the Insurance Letter, the Legal Due Diligence Report, the Pensions Report and the Tax Report;

“Drawdown Notice” means a notice substantially in the form set out in Schedule 3;

“EBITDA” means, in relation to any Test Period, profit on ordinary activities of the Group on a consolidated basis for such period before taking into account earnings attributable to Associated Companies, Interest and Taxation payable by the Group, depreciation and amortisation of goodwill, in each case for such period;

“Environment” means the environment as defined in Section 1(2) of the Environmental Protection Act 1990;

“Environmental Law” means any common, civil or criminal law, statute, regulation, rule, order, consent, decree, or governmental requirement of any country or directives or regulations of any body having the force of law in the United Kingdom or elsewhere, which relates to or otherwise imposes liability or standards of conduct concerning discharges or releases of any Hazardous Substance into ambient air, water or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, clean-up, transport or handling of Hazardous Substances;

“Environmental Permit” means any permits or authorisations required by or pursuant to Environmental Law;

“euro” means the single currency of the participating member states in the European Union;

“Event of Default” means any of those events specified in Clause 21.01;

“Facility” means the term loan facility granted to the Borrower in Clause 1;

“Facility Office” in relation to any Bank means the office identified with its signature below or such other branch office of such Bank (designated from time to time by such Bank to the Agent on not less than five business days' notice) which shall make or maintain the Advances of such Bank hereunder;

“Final Repayment Date” means 31 December 2005;

“the Financing Documents” means this Agreement, the Security Documents, the Intercreditor Agreement, the Hedging Documents, any Waiver Letter, any Transfer Certificate and any other document which the Agent and the Borrower agree shall be designated as a Financing Document;

“Finance Lease” means a contract or arrangement entered into between a lessor and a lessee and which is treated as a finance or capital lease in accordance with UK GAAP;

“Gaming Legislation” means all statutes, statutory instruments, laws, regulations and guidelines or rules (whether or not having the force of law but, if not, being of a type with which participants operating in the same business or businesses as the Group is accustomed, expected or required to comply) in relation to gaming, betting, pool betting, bingo, lotteries and other competitions or games of a similar type (or development thereof) or the regulation of any of the foregoing and includes, without limitation, the Lotteries and Amusements Act 1976, the Gaming Act 1968, the Betting, Gaming and Lotteries Act 1963, The Gaming (Amendment) Act 1986 and the Betting and Gaming Duties Act 1981, as amended, re-enacted or replaced from time to time;

“Group” means the Borrower and its subsidiaries from time to time;

“Hazardous Substance” means any noise, odour, pollutant, or any flammable, combustible, explosive, infectious, corrosive, caustic, irritant, sensitizing, carcinogenic or radio-active material or hazardous or toxic waste, substance or material which a reasonably prudent person would regard as being or being likely to be dangerous or hazardous or likely to cause harm to man or any other living organism or damaging the Environment;

“Hedging Banks” means any banks or financial institutions which enter into any Hedging Documents with the Borrower from time to time;

“Hedging Documents” means any agreements entered into from time to time between any member of the Group and any person in relation to the Group’s exposure to floating interest rates or foreign currency exchange rates (and any agreements, confirmations or other documents in any way related to such agreements);

“Hedging Policy Letter” means the letter dated on or around 10th August 2000 from the Borrower to the Agent in connection with the policy of the Group in relation to the hedging of its exposure to interest rates, currency exchange rates and other forward contracts;

“Hedging Transaction” means any currency or interest purchase, cap or collar agreement, forward rate agreements, interest rate or currency future or option contract, foreign exchange or currency sale or purchase agreement, interest rate swap, currency swap or similar arrangement or any combination thereof whether on-exchange or otherwise;

“Instructing Group” means a group of Banks the aggregate of whose Commitments amount to more than sixty-six and two thirds per cent (66 2/3%) of the Total Commitments;

“Insurance Letter” means the letter from Marsh UK Limited to the Agent dated on or around 10th August 2000 confirming the adequacy of the insurance cover of the Group in terms acceptable to the Agent;

“Intercreditor Agreement” means the intercreditor agreement dated 10th August 2000 (as supplemented on or around the date of the Supplemental Facility Agreement and amended, varied, supplemented, novated or replaced from time to time) and entered into between the Borrower and The Governor and Company of the Bank of Scotland in the various capacities referred to therein in respect of the regulation of certain issues concerning certain creditors of the Borrower;

“Interest” means, in relation to any Test Period, the aggregate (calculated on a consolidated basis) of all interest, amounts in the nature of interest, guarantee fees, fees, discount, commitment commission, arrangement fees and the interest element of Finance Leases and hire purchase agreements incurred, paid or accrued in respect of the use or availability of indebtedness of the Group during that period and all payments in respect of interest rate hedging incurred, paid or accrued in or in respect of that period;

“Interest Period” means any of those periods mentioned in Clause 7.01;

“ITV Contract” means the agreement to be entered into between, inter alia, the parties to the ITV Heads of Terms in connection with the provision of certain gaming services and products;

“ITV Heads of Terms” means the Binding Heads of Agreement dated 4th March 2002 between the Borrower, ITV Network Limited, ITV2 Limited and ITV Sport Channel Limited in connection with the provision of certain gaming services and products;

“Legal Due Diligence Report” means the report by Nicholson Graham & Jones dated as of 27 June 2000 and addressed to the Agent and the Banks;

“LIBOR” means (a) the applicable Screen Rate or (b) if no Screen Rate is available for the relevant period, the arithmetic mean, rounded upwards if necessary to four decimal places, of the rates (as notified to the Agent) at which each of the Reference Banks was offering to prime banks in the London Interbank Market deposits in Sterling of an amount comparable to the amount for which the rate is to be determined for the period for which such rate is to be determined at or about 11.00am on the Quotation Date therefor;

“Loan” means the principal sum outstanding under the-Facility;

“LPL Completion” has the meaning ascribed thereto in the Share Purchase Agreement;

“LPL Completion Date” means the date on which LPL Completion takes place;

“Mandatory Costs” means (a) those costs calculated in accordance with the provisions of Schedule 5 and (b) the cost of any Bank complying with any reserve assets requirements of the European Central Bank;

“Material Adverse Effect” means any effect which is, or is reasonably likely:

(i)

to be materially adverse to the ability of the Group to comply with or to perform in a timely manner all or any of its payment obligations under any of the Financing Documents and/or any of its obligations under Clause 20 of this Agreement; and/or

(ii)

to be materially adverse to the business, financial condition or assets of the Group as a whole; and/ or

(iii)

Documents not being legal, valid and binding on, and enforceable substantially in accordance with their terms against, any party to that financing document or (in the case of the Security Documents) not providing the Agent and the Banks with enforceable security over the assets to be covered by that Security Document;

“Mezzanine Facility Agreement” means the mezzanine facility agreement dated 10th August 2000 (as amended, varied, supplemented, novated or replaced from time to time) between the Borrower, The Governor and Company of the Bank of Scotland as arranger and agent and the mezzanine lenders referred to therein in respect of mezzanine loan facilities of up to £35,000,000;

“Monthly Accounting Period” means each of the twelve periods per annum for which the Borrower is required to prepare consolidated monthly management accounts for the purpose of this Agreement;

“Monthly Management Accounts” means the Borrower's consolidated financial statements for a Monthly Accounting Period in the form agreed between the Borrower and the Agent;

“Net Proceeds” means:

(i)

the consideration received by any member of the Group in respect of the disposal to any person which is not a member of the Group of any asset or interest therein (other than a disposal referred to in paragraph (ii), (iv), (v) or (vi) of the definition of Permitted Disposals) after deducting (a) Taxation resulting from such disposal, and (b) costs properly and necessarily incurred by the member of the Group concerned in making the disposal; and

(ii)

the proceeds of any claim by any member of the Group against any party under the Share Purchase Agreement except to the extent required to pay for any liability which gave rise to the claim;

“Non-Trading Subsidiary” means any subsidiary of the Borrower which was at 10th August 2000, or thereafter becomes, dormant within the meaning of Section 250(3) of the Companies Act 1985 or foreign equivalent, or non-trading and includes UKCL Limited, Littlewoods Leisure.com Limited and Sportech Trustees Limited;

“Obligors” means the Borrower and any other member of the Group which has any liability (actual or contingent) to the Agent or any Bank for the payment or repayment of any amount;

“Option Completion” has the meaning ascribed thereto in the Share Purchase Agreement;

“Option Completion Date” means the date on which Option Completion takes place;

“Option Companies” means each of Littlewoods Lotteries Limited, Littlewoods Leisure Marketing Services Limited and Littlewoods Competitions Company Limited and each of their subsidiaries;

“Overdraft Facility Letter” means the facility letter from The Governor and Company of the Bank of Scotland to the Borrower dated 10th August 2000 (as supplemented on or around the date of the Supplemental Facility Agreement and as amended, varied, supplemented, novated or replaced from time to time) in relation to working capital facilities of up to £6,000,000;

“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union;

“Pensions Report” means the letter by New Bridge Consultants Limited dated 29 June 2000 and addressed to the Agent and the Banks;

“Permitted Disposals” means:

(i)

disposals in any financial year of the Borrower of assets with a market value of up to £250,000 (or its equivalent) which when aggregated with all other disposals by members of the Group made in reliance on this provision, do not exceed £1,000,000 (or its equivalent) in any such financial year;

(ii)

disposals of obsolete or redundant plant and equipment on arm's length terms at market value;

(iii)

disposals by any member of the Group to any other member of the Group;

(iv)

sales of Stock in the ordinary course of trade;

(v)

disposals of cash as consideration for the acquisition of any asset of service in the ordinary course of trade or by way of temporary investment or surplus funds;

(vi)

disposals of assets where such assets are replaced by similar assets of equivalent purpose, quality and value within three months of the disposal of the original asset, provided that pending such replacement, all cash proceeds are held in a Security Account;

(vii)

disposals not falling within paragraphs (i) to (vi) above (inclusive) which are made with the prior written consent of an Instructing Group;

“Permitted Encumbrances” means the encumbrances specified in Schedule 6;

“Permitted Hedging Transactions” means:

(i)

the Hedging Transactions entered into in accordance with the terms of Clause 19.01(v);

(ii)

any other foreign exchange transactions for spot or forward delivery entered into in the ordinary course of business (and not for investment or speculative purposes) to hedge currency expenses incurred by the Group;

“Permitted Indebtedness” means the indebtedness specified in Schedule 9;

“Potential Event of Default” means an event or condition which is or would become (with the passage of time, the giving notice, the making of any determination or any combination thereof) an Event of Default;

“Pro Rata Percentage” means in relation to a Bank the figure expressed as a percentage calculated by dividing the amount of its Commitment (or where its Commitment has been reduced to zero the amount of its Commitment immediately before such reduction) by the amount of Total Commitments and multiplying the quotient by one hundred;

“Qualifying Bank” means:

(i)

a “bank” within the meaning of Section 840A of the Income and Corporation Taxes Act 1988 and which is beneficially entitled to interest payable to it under this Agreement and is within the charge to United Kingdom corporation tax with respect to that interest; or

(ii)

a bank or financial institution which is resident in a country with which the United Kingdom has an appropriate double tax treaty which (subject to the issue of the direction to the Borrower by the relevant taxation authority) provides for full relief from United Kingdom income tax on United Kingdom source interest for such a bank or financial institution when acting through the branch through which it is acting for the purpose of this Agreement;

“Quotation Date” in relation to any period for which an interest rate is to be determined hereunder means the day on which quotations would ordinarily be given by prime banks in the London Interbank Market for deposits in Sterling for delivery on the first day of that period provided that, if, for any such period, quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates;

“Reference Banks” means the principal London offices of The Governor and Company of the Bank of Scotland, The Royal Bank of Scotland plc and Barclays Bank PLC or such other banks as may from time to time be agreed between the Borrower and an Instructing Group;

“Reservations” means the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and laws generally affecting the rights of creditors, the time barring of claims under the Limitation Acts, defences or set-off or counter-claim and similar principles, rights and defences under the laws of any foreign jurisdictions in which relevant obligations may have to be performed;

“Rights Issue” means the proposed rights issue to be made by the Borrower on the terms set out in the Circular;

“Screen Rate” means the British Bankers Association Interest Settlement Rate for the relevant currency and period displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or the service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Banks;

“Security Account” means any account with the Agent in the name of the Borrower (or any Obligor) into which sums are to be paid in accordance with the terms of this Agreement and which is subject to such security or other payment or blocking or designation arrangements as the Agent may reasonably require;

“Security Documents” means all documents executed or to be executed to give the Banks (and for any other lenders or providers of banking facilities to the Group) security or any other form of support in connection with the Facility (or such other facilities);

“the Share Purchase Agreement” means the agreement dated 27th June 2000 between the Vendor (1) and the Borrower (2) for the sale and purchase of the whole issued share capital of each of the Targets as amended by a  supplemental agreement dated 3rd August 2000;

“Sterling”, “Pounds” and “£” means the lawful currency of the United Kingdom from time to time;

“Stock” means at any particular time any raw materials, finished stocks and goods, items of work in progress, items in the course of processing or manufacture and unfurnished goods and other inventory of the Group valued at the lower of cost and net realisable value all as determined in accordance with UK GAAP;

“Subscription Agreement” means the letter from Newby Manor Limited to the Borrower dated on or around 10th August 2000;

“Supplemental Facility Agreement” means the agreement dated on or around 24th September 2002 and expressed to be supplemental to this Agreement;

“Target” means each of Littlewoods Promotions Limited (Reg. No. 545018), Littlewoods Lotteries Limited (Reg. No. 2884057), Littlewoods Competitions Company Limited (Reg. No. 635749) and Littlewoods Leisure Marketing Services Limited (Reg. No. 3041010) and “Targets” means all of them;

“Tax Report” means the report by Ernst & Young dated on or around 10th August 2000 and addressed to the Agent and the Banks;

“Taxation” includes all present and future taxes, levies, imposts, deductions, charges, compulsory loans and withholdings whatsoever together with any interest thereon and penalties in respect thereof;

“Termination Date” means the earlier of the day which is the Final Repayment Date and the date on which the Available Commitment of each of the Banks is either cancelled or otherwise terminated hereunder;

“Test Date” means when used for the purpose of Clauses 20.01 (Interest Cover) and for the purpose of the associated definitions 30 June and 31 December in each year originally commencing 30 September 2000 and when used for the purposes of Clause 20.02 (Debt Cover) and the associated definitions 31 December in each year commencing 31 December 2001;

“Test Period” means (a) in respect of a Test Date in terms of Clause 20.01 (Interest Cover) the period from the commencement of the financial year in which the relevant Test Date occurs to the Test Date and (b) in respect of a Test Date in terms of Clause 20.02 (Debt Cover) the period from the commencement of the financial year in which the relevant Test Date occurs to the Test Date, comprising in this case the entire financial year;

“Total Commitments” means the aggregate for the time being of the Commitments;

“Total Interest” means, in relation to any Test Period, the aggregate of all Interest incurred, paid or accrued in respect of the use or availability of indebtedness of the Group under this Agreement, the Mezzanine Facility Agreement and the Overdraft Facility Letter in respect of such period;

“Transaction Documents” means the Acquisition Documents, the Equity Documents and the Financing Documents;

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 10;

“UK GAAP” means generally accepted accounting principles in the United Kingdom from time to time;

“Updated Projections” means any updated or supplemental ITV projections provided by the Borrower in relation to the venture contemplated by the ITV Heads of Terms at any time after the date of the Supplemental Facility Agreement;

“Vendor” means The Littlewoods Organisation PLC (Reg. No. 262152);

“Waiver Letter” means each Completion Waiver Letter and each other letter or document setting out the terms (if any) upon which compliance with any provision of any of the Financing Documents is waived by the Agent.

2.

Any reference in this Agreement to:

the “Agent” or any “Bank” or any “Hedging Bank” shall be construed (a) so as to include their respective successors and permitted assigns and any transferee in accordance with their respective interests and (b) (in relation to Clause 14 (Increased Costs)) to include a reference to any holding company of such Bank;

a “business day” shall be construed as a reference to a day (other than a Saturday or a Sunday) on which banks are generally open for business in Edinburgh and London;

“cash cover” means in relation to any liability (actual or contingent) of an Obligor to any bank or agent an amount not less than that liability held in cash by that Obligor with the Agent or with that Bank, on terms which satisfy the Bank of England's requirements from time to time in relation to cash collateral for the purpose of nil weighting of exposures;

a “Clause”, “sub-Clause”, “Part” or “paragraph” shall, subject to any contrary indication, be construed as a reference to a clause, sub-clause, part or paragraph hereof;

an “encumbrance” shall be construed as a reference to a mortgage, pledge, charge, lien, hypothecation or other security interest securing any obligation of any person or any other type of preferential arrangement having a similar effect including, without limitation, title retention arrangements;

“equity share capital” shall be construed in relation to a company as a reference to that company's issued share capital excluding any part which neither as respects dividends nor as respects capital carries any right to participate beyond a fixed sum of money;

the “equivalent” on any given date in a currency (the “first currency”) of an amount denominated in a second currency (the “second currency”) is a reference to the amount of the first currency which could be purchased with the amount of the second currency at the Spot Rate at or about 11.00 a.m. or such date (or such other time as may be appropriate) for the purchase of the first currency with the second currency;

a “holding company” of a company or corporation shall be construed as a reference to any company or corporation of which the first-mentioned company or corporation is a subsidiary;

“indebtedness” means (a) monies borrowed or raised, and interest due and payable thereon; (b) any liability under any debenture, bond, note, loan or stock or other debt security, encumbrance or instrument or under acceptance credit, bill discounting or note purchase facilities; (c) any liability due under any Finance Leases; (d) any liability in respect of the acquisition cost of assets or services to the extent payable more than 90 days after the time of acquisition or possession thereof by the party liable; (e) any guarantee or other legally binding assurance against performance of contracts or against financial loss in respect of (a), (b) and (c) above, all of (a) to (e) above inclusive adjusted where necessary to exclude double counting and (f) the gross amount of any liability under interest rate and foreign currency swap, cap, collar or other hedging instruments;

a “month” is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month save that, where any such period would otherwise end on a day which is not a business day, it shall end on the next business day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the preceding business day provided that, if a period starts on the last business day in a calendar month or if there is no numerically corresponding day in the calendar month in which that period ends, that period shall end on the last business day in that later month (and references to “months” shall be construed accordingly);

a “person” shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) or two or more of the foregoing;

any amount being “repaid” or “prepaid” shall include the provision of cash cover in relation to any Utilisation of the Facility other than by way of Advance;

a “Schedule” shall, subject to any contrary indication, be construed as a reference to a Schedule hereto which Schedules are deemed to form part of this Agreement;

a “Subsidiary” of the company or corporation shall be construed as a reference to any company or corporation:

(a)

which is controlled, directly or indirectly, by the first-mentioned company or corporation; or

(b)

more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

(c)

which is a subsidiary of another subsidiary of the first-mentioned company or corporation;

and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body; and

the “winding-up” or “dissolution” of a company shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company is incorporated or any jurisdiction in which such company carries on business.

3.

Save where the contrary is indicated, any reference in this Agreement to:

(a)

this Agreement, any other Financing Document or any other agreement or document shall be construed as a reference to this Agreement or such other Financing Document or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, supplemented or novated;

(b)

a provision of a law shall be construed as a reference to such provision as the same may have been, or may from time to time be, amended or re-enacted;

(c)

words importing the singular shall include the plural and vice versa; and

(d)

a time of day shall be construed as a reference to London time.

4.

Clause, Part and Schedule headings are for ease of reference only.

SIGNATORIES

THE BORROWER

RODIME PLC

By: “Colin McGill”

Address for Notice:	4 Heriot Row
Edinburgh
EH3 6HU
Fax No:	0131 557 8177

THE AGENT

The Governor and Company of the Bank of Scotland

By: “Jennifer Alexander”

Address for Notice:	The Mound
Edinburgh
EH1 lYZ
Fax No:	0131 243 7124

THE ARRANGER

The Governor and Company of the Bank of Scotland

By: “Jennifer Alexander”

Address for Notice:	The Mound
Edinburgh
EH1 lYZ
Fax No:	0131 243 7124

THE BANKS

The Governor and Company of the Bank of Scotland

By: “Jennifer Alexander”

Lending Office and Address for Notice:	The Mound
Edinburgh
EH1 1YZ
Fax No:	0131 243 7124

SIGNATORIES TO SUPPLEMENTAL FACILITY AGREEMENT

THE BORROWER

SPORTECH PLC

By:

Address for Notice:	Sportech House
2 Enterprise Way
Wavertree Technology Park
Liverpool L13 1FB

Fax No:	0151 288 3048

THE AGENT

The Governor and Company of the Bank of Scotland

By:

Address for Notice:	Corporate Banking
Fourth Floor
New Uberior House
11 Earl Grey Street
Edinburgh EH3 7BN

Fax No:	0131 659 0865

THE ARRANGER

The Governor and Company of the Bank of Scotland

By:

Address for Notice:	Corporate Banking
Fourth Floor
New Uberior House
11 Earl Grey Street
Edinburgh EH3 7BN

Fax No:	0131 659 0865

THE BANKS

The Governor and Company of the Bank of Scotland

By:

Lending Office and Address for Notice:	Corporate Banking
Fourth Floor
New Uberior House
11 Earl Grey Street
Edinburgh EH3 9BN

Fax No:	0131 659 0865